GlaxoSmithKline plc S-8

Exhibit 4.2

GSK 401(k) Plan

january 1, 2017

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Article 1

DEFINITIONS

The following words and phrases as used herein have the following meaning unless a different meaning is plainly required by the context. Any term used herein without an initial capital letter that is used in a provision of the Code with which this Plan must comply to meet the requirements of section 401(a) of the Code and with which the Plan would not comply, if such term were not interpreted as used in such provision, shall have as used herein the meaning that it has so used in such provision of the Code.

“Account” means the entries maintained in the records of the Plan recordkeeper which represent the Participant’s interest in the Fund. The term “Account” shall refer, as the context indicates, to any or all of the following, which in each case shall include any contributions of the same type credited under a plan merged into the Plan:

“After-Tax Contribution Account” – the Account to which are credited a Participant’s After-Tax Contributions, and income, gains and losses thereon.

“Company Matching Contribution Account” – the Account to which are credited Company Matching Contributions allocated to a Participant, and income, gains and losses thereon.

“Core Contribution Account” – the Account (formerly known as the “Stock Ownership Account”) to which are credited Core Contributions allocated to a Participant, and income, gains and losses thereon.

“DCRP Account” – the Account to which are credited a Participant’s DCRP Contributions, and any income, gains and losses thereon.

“Pre-Tax Contribution Account” – the Account to which are credited a Participant’s Pre-Tax Contributions, and income, gains and losses thereon.

“Prior Company Matching Contribution Account” – the Account to which are credited Prior Company Matching Contributions allocated to a Participant, and income, gains and losses thereon.

“Puerto Rico Employee Account” – the Account to which are credited all contributions made by or on behalf of a Puerto Rico Employee under the Prior GW Plan.

“Rollover Contribution Account” – the Account to which are credited a Participant’s Rollover Contributions, and income, gains and losses thereon.

“Roth Contribution Account” – the Account to which are credited a Participant’s Roth Contributions on and after October 1, 2009, and income, gains and losses thereon; provided that the Roth Contribution Account shall include amounts previously denominated under the Praecis Pharmaceuticals Incorporated 401(k) Plan or the Reliant Pharmaceuticals 401(k) Plan as Roth elective deferrals, adjusted for income, gains and losses thereon.

“Actual Deferral Percentage” means, for, any Early Entry Eligible Employee for a Plan Year, the ratio of (a) to (b), where:

(a)          is the sum of:

(i)                such Early Entry Eligible Employee’s Pre-Tax Contributions and Roth Contributions for the Plan Year, plus

(ii)               in the case of any Highly Compensated Eligible Employee, his elective deferrals for the year under any other qualified requirement plan, other than an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code or a tax credit employee stock ownership plan, within the meaning of section 409(a) of the Code, maintained by a Participating Company or any Affiliated Company; and

(b)          is the Early Entry Eligible Employee’s Compensation for the Plan Year (or portion thereof during which such Employee is an Early Entry Eligible Employee.)

“Affiliated Company” means, with respect to any Participating Company:

(a)          any corporation that is a member of the same controlled group of corporations (within the meaning of section 1563(a) of the Code) as such Participating Company;

(b)          any member of an affiliated service group, as determined under section 414(m) of the Code, of which such Participating Company is a member;

(c)          any trade or business that is under common control with such Participating Company, as determined under section 414(c) of the Code;

(d)          any entity otherwise required to be aggregated with such Participating Company, as provided in section 414(o) of Code; and

(e)          any other related organization designated as an Affiliated Company by the board of directors of a Participating Company.

“50% Affiliated Company” means an Affiliated Company that would be described in Subsection (a) in the definition of “Affiliated Company” if the phrase, “more than 50%” were substituted for the phrase “at least 80%” in section 1563(a) of the Code.

“After-Tax Contributions” means (a) a Participant’s after-tax contributions, if any, made pursuant to the Prior SB Plan prior to January 1, 1999, including amounts previously denominated as “Beecham Employee Voluntary Savings” and “SKB Savings I Contributions;” (b) a Participant’s after-tax contributions, if any, made pursuant to the Prior GW Plan prior to January 1, 1990 and previously denominated as “Voluntary Contributions;” (c) a Participant’s after-tax contributions, if any, made pursuant to the Investment Savings Plan of Burroughs Wellcome Co. prior to January 1, 1996 and denominated as “Voluntary Contributions” under the Prior GW Plan; and (d) a Participant’s “After-Tax Contributions” and the after-tax portion of a rollover account as denominated under the Novartis Corporation Investment Savings Plan and subject to the trust-to-trust transfer of assets to the Plan.

“Age” means, for any individual, his age on his last birthday, except that an individual attains Age 70½ on the corresponding date in the sixth calendar month following the month in which his 70th birthday falls (or the last day of such sixth month if there is no such corresponding date therein).

“Alternate Payee” means any Spouse, former Spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits payable to a Participant under the Plan.

“ARI Plan” means the Affymax Research Institute Employee Savings and Investment Plan that was merged into the Plan.

“Average Actual Deferral Percentage” means the average of the Actual Deferral Percentages of Early Entry Eligible Employees for a Plan Year; provided, however, such Actual Deferral Percentages are determined based only on Compensation for that portion of the Plan Year during which the Employee was an Early Entry Eligible Employee.

“Average Contribution Percentage” means the average of the Contribution Percentages for Early Entry Eligible Employees for a Plan Year.

“Benefit Commencement Date” means, for any Participant or beneficiary, the date as of which the first benefit payment, including a single sum, from the Participant’s Account is due, other than pursuant to a withdrawal under Article 6.

“Block Drug Plan” means the Block Drug Company, Inc. Savings Incentive Plan that was merged into the Plan, effective May 22, 2002, or as soon as administratively practicable thereafter.

“Board of Directors” means the board of directors (or other governing body) of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the individuals appointed by the Company to serve on the GlaxoSmithKline Benefits Committee to supervise the administration of the Plan, as provided in Article 7.

“Company” means GlaxoSmithKline LLC, a Delaware limited liability company.

“Company Matching Contributions” mean the amounts contributed by the Company pursuant to Section 3.4, as well as (a) amounts denominated under the Prior SB Plan as “Employer Matching Contributions,” (b) amounts denominated under the Prior GW Plan as “Matching Contributions” or (c) matching contributions made pursuant to the terms of the HealthMatics G.P. 401(k) Savings Plan prior to August 2, 1999 (excluding from (a), (b) and (c) any amounts that are characterized as Prior Company Matching Contributions).

“Compensation” means, for any Eligible Employee, for any Plan Year:

(a)          Except as otherwise provided below in this definition, the lesser of:

(i)            $270,000 (or such other amount as may be applicable under section 401(a)(17) of the Code).

(ii)           The Participant’s total taxable income received from a Participating Company with respect to such Plan Year, including, but not limited to, base earnings and variable/incentive pay, overtime, and shift-differential, plus Pre-Tax Contributions and elective contributions that are not includible in gross income under section 125, 132 or 402(h) of the Code, and excluding special bonuses and awards, income recognized in connection with stock-related options and payments, reimbursements and other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits, as determined pursuant to guidelines established and revised by the Committee from time to time and communicated to Eligible Employees.

(b)          For purposes of Article 10, relating to the requirements if the Plan should become a top-heavy plan, the lesser of:

(i)            The amount described in the preceding Subsection (a)(i); or

(ii)           The Participant’s wages, salary, fees for professional services, and other amounts received for personal services rendered in the course of employment with a Participating Company or an Affiliated Company with respect to such Plan Year, including, but not limited to: commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, taxable amounts received by the Participant through accident or health insurance for personal injury or sickness or from a self-insured medical expense reimbursement plan, moving expenses paid or reimbursed by a Participating Company or an Affiliated Company in excess of any amount deductible by the Participant, wages or payments in lieu of wages received on account of absence from work for permanent and total disability, the amount included in his taxable income as a result of the grant of a non-qualified stock option by a Participating Company or an Affiliated Company, elective deferrals as defined in section 402(g)(3) of the Code, and the amount includible in his gross income as the result of an election described in section 83(b) of the Code; and excluding:

(A)             Any distributions from a plan of deferred compensation, except that any amounts received by him pursuant to an unfunded non-qualified plan shall be included in the year that such amounts are included in gross income;

(B)              Amounts realized from the exercise of a non-qualified stock option or from stock or property which currently is taxable under section 83 of the Code;

(C)              Amounts realized from the sale, exchange, or other disposition of stock acquired through the exercise of a qualified or incentive stock option; and

(D)             Other amounts which receive special tax benefits, such as premiums for group term life insurance to the extent not includible in gross income.

(c)          For purposes of Section 3.7, relating to the limitations on maximum allocations to Participants’ Accounts, the amount that would be described in Subsection (b)(2), if the term “50% Affiliated Company” were used in place of the term “Affiliated Company” each time it appears therein. Effective for Plan Years beginning on and after January 1, 2008, payments made by the later of 2½ months after severance from employment or the end of the limitation year that includes the date of severance from employment are included in Compensation for the limitation year if, absent a severance from employment such payments would have been (i) paid to the Participant, and (ii) considered Compensation while the Participant continued in employment with the Participating Company.

(d)          The Company may elect to consider compensation as defined above for that portion of the Plan Year during which an Employee is an Eligible Employee, provided that this election is applied uniformly to all Eligible Employees for the Plan Year. Compensation, for purposes of Section 3.1.1, shall include Compensation paid for the Payroll Period in which the Participant ceases to be an Eligible Employee.

“Contribution Percentage” means for any Early Entry Eligible Employee for a given Plan Year, the ratio of (a) to (b), where:

(a)          is the sum of:

(i)                the Company Matching Contributions and Core Contributions allocated to such Early Entry Eligible Employee’s Account, plus

(ii)               in the case of any Highly Compensated Eligible Employee, any employee contributions and employer matching contributions, including any elective deferrals recharacterized as employee contributions, under any other qualified retirement plan, other than an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code or a tax credit employee stock ownership plan, within the meaning of section 409(a) of the Code, maintained by the Participating Company or any Affiliated Company; and

(b)          is the Early Entry Eligible Employee’s Compensation for that portion of the Plan Year during which the Employee was an Early Entry Eligible Employee.

“Core Contribution” means the amounts contributed by the Company pursuant to Section 3.5 (including those amounts contributed prior to April 1, 2013 and designated as “Stock Ownership Contributions”).

“Corporate Transaction” means a transaction pursuant to which the Company or an Affiliated Company (i) acquires an ownership interest in an employer such that such employer becomes an Affiliated Company, (ii) acquires substantially all of the assets of a trade or business of an employer, as a result of which former employees of such employer become Employees or (iii) engages in a joint venture pursuant to which employees of the joint venture employer become Employees.

“DCRP Contribution” means, effective on and after the date of the trust-to-trust transfer of plan assets into the Plan, amounts denominated under the Novartis Plan as “Retirement Contributions” that are transferred to the Plan and amounts contributed pursuant to Appendix C.

“Early Entry Eligible Employee” means an Eligible Employee who has satisfied the eligibility requirements of Section 2.2.1, but not Section 2.2.2. An Eligible Employee shall be considered an “Early Entry Eligible Employee” only for that portion of a Plan Year during which such Eligible Employee has not met the requirements of Section 2.2.2.

“Early Retirement Date” means, for any Participant, the earlier of (i) the date on which he attains at least Age 55 and has a Period of Service of 10 years, or (ii) the date on which he attains Age 62.

“Effective Date” means January 1, 2009. The original effective date of this Plan is July 1, 1966.

“Eligible Employee” means:

(a)            An Employee (other than a Leased Employee) who is employed by a Participating Company is an Eligible Employee; provided, that an Employee with respect to whom retirement benefits have been the subject of good faith collective bargaining shall be an Eligible Employee only to the extent a collective bargaining agreement relating to him so provides.

(b)            An Employee who is a United States citizen and who is employed outside the continental limits of the United States in the regular service of a foreign subsidiary (including foreign subsidiaries of such foreign subsidiary) of a Participating Company shall be considered for all purposes of this Plan as employed in the regular service of the Participating Company, provided that the Participating Company has entered into an agreement under section 3121(l) of the Code.

(c)             A resident alien designated for temporary assignment by a Participating Company shall not be an Eligible Employee.

(d)            An Employee who is a nonresident alien and who receives no earned income (within the meaning of section 911(d) of the Code) from the Employer that constitutes income from sources within the United States shall not be an Eligible Employee.

(e)             An individual who is treated as a Leased Employee or an independent contractor by a Participating Company (even if the individual is subsequently treated or classified as an employee for certain specified purposes that do not include eligibility in the Plan) shall not be an Eligible Employee.

(f)             An individual (whether or not treated or classified as an employee for certain specified purposes that do not include eligibility in the Plan) who has entered into an agreement with a Participating Company under which such individual is excluded from participation in the Plan shall not be an Eligible Employee.

(g)         No Puerto Rico Employee shall be an Eligible Employee.

(h)         An individual who is not classified by a Participating Company as its employee, even if they are retroactively recharacterized as an employee by a third party or a Participating Company, shall not be an Eligible Employee.

(i)           An individual for whom a Participating Company does not report wages on Form W-2 shall not be an Eligible Employee.

(j)           An individual who is not on an employee payroll of a Participating Company shall not be an Eligible Employee.

“Eligible Retirement Plan” means:

(a)           for any Participant entitled to receive a distribution from the Plan, any Spouse or former Spouse of a Participant who is entitled to receive a distribution from the Plan pursuant to a qualified domestic relations order, or any surviving Spouse of a Participant entitled to receive a distribution from the Plan under Section 5.3:

(i)             an individual retirement account described in section 408(a) of the Code;

(ii)            an individual retirement annuity described in section 408(b) of the Code;

(iii)           a trust maintained pursuant to a plan that meets the requirements of section 401(a) of the Code and the terms of which permit the acceptance of rollover, contributions;

(iv)           an annuity plan described in section 403(a) of the Code;

(v)            an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan; and

(vi)           for distributions made after December 31, 2007, an individual retirement account described in section 408A of the Code.

“Eligible Rollover Distribution” means any distribution under the Plan to a Participant or beneficiary, including a distribution described in Article 6, other than:

(a)           any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made:

(i)             for the life or life expectancy of the Participant or the joint lives or joint life expectancies of the Participant and his beneficiary; or

 (ii)            for a specified period of 10 years or more; or

(b)           that portion of any distribution made after the Participant’s Required Beginning Date that is required to be distributed to the Participant pursuant to the minimum distribution rules of section 401(a)(9) of the Code;

(c)            any distribution from a Participant’s After-Tax Contribution Account;

(d)           any hardship distribution described in section 401(k)(2)(B)(i)(IV) of the Code;

(e)            the portion of any distribution that, pursuant to Treas. Reg. § 1.401(a)-50(d) or any successor provision thereto, is not treated as income from sources within the United States;

(f)            such other distributions as may be exempted by applicable statute or regulation from the requirements of section 401(a)(31) of the Code; or

(g)           any amount that is distributed on account of hardship.

(h)           A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(i)             A direct rollover of a distribution from the Participant’s Roth Contribution Account shall only be made to another Roth elective deferral account of an applicable retirement plan as described in section 402A(e)(1) of the Code or to a Roth IRA as described in section 408A of the Code, and only to the extent the rollover is permitted under the rules of section 402(c) of the Code.

“Employee” means an individual who is employed by a Participating Company or an Affiliated Company. An individual who is not otherwise employed by a Participating Company or Affiliated Company shall be deemed to be employed by such company (solely for purposes of crediting service for eligibility and vesting purposes as provided under the Plan) if such individual is a Leased Employee.

“Employer Stock Fund” means an investment fund, subject to Section 8.5, consisting entirely of Shares acquired by the receipt of treasury Shares, the issuance of new Shares, or the purchase of Shares by the Trustee in the open market.

“Employment Commencement Date” means, for any Employee, the date on which he first is entitled to be credited with an “Hour of Service” described in Paragraph (a)(i) of the definition of Hour of Service in this Article 1.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Fund” means the fund established for this Plan, and administered under the Trust Agreement, out of which benefits payable under this Plan shall be paid.

“GSK Consumer Healthcare” means GSK Consumer Healthcare Holdings (US) LLC and its wholly owned subsidiaries.

“Highly Compensated Eligible Employee” means an Early Entry Eligible Employee who is (or is treated as):

(a)          a five-percent owner, as defined in section 416(i) of the Code at any time during the Plan Year or preceding Plan Year; or

(b)         during the preceding Plan Year, received more than $120,000 (as indexed for changes in the cost of living pursuant to section 414(q) of the Code) in Compensation from a Participating Company or an Affiliated Company.

“Hour of Service” means, for any Employee, a credit awarded with respect to:

(a)          Except as provided in Subsection (b) or (c),

(i)             Each hour for which he directly or indirectly is paid or entitled to payment by a Participating Company or an Affiliated Company for the performance of employment duties, including hours credited pursuant to the terms of the Prior SB Plan and the Prior GW Plan; or

(ii)            Each hour for which he is entitled, either by award or agreement, to back pay from a Participating Company or an Affiliated Company, irrespective of mitigation of damages; or

(iii)           Each hour for which he directly or indirectly is paid or entitled to payment by a Participating Company or an Affiliated Company on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), jury duty, layoff, or leave of absence;

(iv)           In accordance with the Uniformed Service Employment and Reemployment Rights Act of 1994, service credited with respect to qualified military service in accordance with Code section 414(u);

(v)            Any unpaid family or medical leave required to be credited by law; provided that the Employee returns to employment with a Participating Company or Affiliated Company at the expiration of the leave; or

(vi)           Each hour of otherwise regularly scheduled work missed by reason of disability leave of absence from a Participating Company or Affiliated Company.

(b)          Notwithstanding anything to the contrary in Subsection (a):

(i)             No Hours of Service shall be credited to an Employee for any period merely because, during such period, payments are made or due him under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws.

(ii)            No Hours of Service shall be credited to an Employee with respect to payments solely to reimburse for medical or medically-related expenses.

(iii)           No Hours of Service shall be credited twice.

(iv)          Hours of Service for the performance of duties shall be credited to the Employee for the Period of Service in which the services are performed. Hours of Service for back pay shall be credited to the Employee for the Period of Service to which the award or agreement pertains rather than the Period of Service in which the back pay award was made.

(v)           Hours of Service shall be credited at least as liberally as required by the rules set forth in U.S. Department of Labor Reg. §2530.200b-2(b) and (c).

(vi)          In the case of an Employee who is such solely by reason of service as a Leased Employee, Hours of Service shall be credited as if such Employee were employed and paid with respect to such service (or with respect to any related absences or entitlements) by the Participating Company or Affiliated Company that is the recipient thereof.

“Investment Medium” means any such fund, contract, obligation, or other mode of investment selected by the Company to which a Participant may direct the investment of the assets of his Account, including the Employer Stock Fund.

“Leased Employee” means any person, other than an employee of a Participating Company or an Affiliated Company, who, pursuant to an agreement between a Participating Company or an Affiliated Company (the “recipient”) and any other individual (“leasing organization”), has performed services for the recipient (or for the recipient and related individuals) on a substantially full-time basis for a period of at least one year, and such services are performed by such individuals under the primary direction or control of the recipient, provided that for purposes of determining whether an individual is an Eligible Employee and for purposes of determining an individual’s eligibility and vesting service, an individual who would be a “Leased Employee” but for the requirement that such individual perform services for the recipient (or for the recipient and related individuals) on a substantially full-time basis for a period of at least one year shall nevertheless be treated as a Leased Employee. An individual shall not retroactively become an Eligible Employee even if such individual is subsequently treated or classified as an employee for any purpose by any party that does not include eligibility to participate in the Plan.

“Normal Retirement Date” means, for any Participant, the date on which he attains Age 65 while an Employee.

“Novartis Plan” means the Novartis Corporation Investment Savings Plan.

“Participant” means an individual for whom an Account is maintained under the Plan.

“Participating Company” means, each with respect to its own employees, the Company and each such subsidiary, division or Affiliated Company identified in Appendix A as may from time to time participate in the Plan by or pursuant to authorization of the Board of Directors and the board of directors of such subsidiary, division or Affiliated Company.

“Payroll Period” means the weekly, bi-weekly, semi-monthly, or monthly pay period for which an Eligible Employee receives compensation from a Participating Company; provided that if a Participant ceases to be an Eligible Employee, only the Payroll Period including the date on which the Eligible Employee ceases to be an Eligible Employee shall be considered a “Payroll Period.”

“Period of Service” means, for any Employee, the elapsed time between an Employee’s Employment Commencement Date and the date of reference, inclusive. An Employee’s Period of Service shall include a period during which the Employee is not credited with any Hours of Service, whether due to leave of absence or Separation from Service, if the Employee performs an Hour of Service (as described in Paragraph (a)(i) of the definition of “Hour of Service”) within 12 months of the earlier of (a) the Employee’s Separation from Service, or (b) or if the Employee has a Separation from Service during a leave of absence, the date on which the Employee is first absent from service due to a leave of absence. The number of full years in an Employee’s Period of Service shall be determined by aggregating non-contiguous periods within his Period of Service. For the aggregation of Periods of Service, 365 days of service shall constitute a whole year.

“Period of Severance” means, for any former Employee, a period of at least 12 consecutive months following a Separation from Service during which he is credited with no Hours of Service as described in Subparagraph (a)(i) of the definition of “Hour of Service” in this Article 1.

“Plan” means the GSK 401(k) Plan, as set forth herein (formerly known as the GlaxoSmithKline Retirement Savings Plan).

“Plan Year” means each 12-consecutive month period that begins on January 1 or any anniversary thereof and ends on the next following December 31st.

“PR Code” means the Puerto Rico Internal Revenue Code of 1994, as amended from time to time.

“Pre-Tax Contributions” means, for any Participant a contribution described in section 401(k) of the Code made pursuant to Section 3.1.1.1 by the Company at the Participant’s election in lieu of receipt of current compensation, as well as amounts denominated as Pre-Tax Contributions prior to the Effective Date and amounts denominated as pre-tax contributions under a plan merged into the Plan or plan of which its assets or portion of its assets are transferred to the Plan.

“Prior Company Matching Contributions” means:

(a)           Amounts denominated under the Prior SB Plan as “Matching Contributions under the SKB Predecessor Plan;”

(b)           Amounts denominated under the Prior SB Plan as “Employer Matching Contributions under the Beecham Predecessor Plan” (provided however, that these amounts are not subject to withdrawal pursuant to Section 6.1);

(c)            Amounts denominated under the Prior GW Plan as Matching Contributions that were made on behalf of a Participant before January 1, 1989, plus any earnings or minus any losses thereon, determined as of December 31, 1988;

(d)           Amounts denominated under the Prior GW Plan as that portion of a Participant’s matching account under the Prior GW Plan that does not exceed the amount that is denominated in the Prior GW Plan as the value of the BW Co. Transferee’s Matching Account as of January 1, 1996, plus any earnings or minus any losses thereon, and less any prior withdrawals pursuant to Section 10.10 of the Prior GW Plan;

(e)           Amounts denominated under the Prior GW Plan as matching contributions attributable to “HM Accounts determined as of the HM Merger Date” (provided, however, that these amounts are not subject to withdrawal pursuant to Section 6.1);

(f)            Amounts denominated under the Block Drug Plan as “Matching Contributions” and amounts credited to the “PAYSOP Contribution Account” under the Block Drug Plan, plus any earnings or minus any losses thereon;

(g)           Amounts denominated under the ARI Plan as “Matching Contributions,” plus any earnings or minus any losses thereon;

(h)           Effective on the date of the transfer of plan assets into the Plan, for purposes of Section 6.4, amounts denominated under the CNS, Inc. Employees’ 401(k) Plan and Trust as “Matching Contributions” and “Discretionary Contributions,”, plus any earnings or minus any losses thereon;

(i)            Effective on the date of the transfer of plan assets into the Plan, for purposes of Section 6.4, amounts denominated under the ID Biomedical 401(k) Plan as “Matching Contributions,” “Discretionary Contributions” and “Qualified Nonelective Contributions,” plus any earnings or minus any losses thereon;

(j)            Effective on the date of the transfer of plan assets into the Plan, for purposes of Section 6.4, amounts denominated under the Praecis Pharmaceuticals Incorporated 401(k) Plan as “matching contributions,” “Qualified Non-Elective Contributions” and “profit sharing contributions,” plus any earnings or minus any losses thereon; and

(k)           Effective on and after the date of the trust-to-trust transfer of plan assets into the Plan, amounts denominated under the Novartis Plan as “Matching Employer Contributions” and “Base Contributions,” plus any earnings or minus any losses thereon.

“Prior GW Plan” means the Glaxo Wellcome 401(k) Plan as in effect as of June 30, 2001.

“Prior SB Plan” means the SmithKline Beecham Retirement Savings Plan as in effect as of June 30, 2001.

“Puerto Rico Employee” means any Employee for any period during which his Compensation is sourced exclusively in Puerto Rico.

“Reemployment Commencement Date” means the first day following a one-year Period of Severance on which an Employee is entitled to be credited with an Hour of Service described in Paragraph (a)(i) of the definition of “Hour of Service” in this Article 1.

“Required Beginning Date” means:

(a)            For any Participant who attains Age 70½ before January 1, 1988 or on or after January 1, 1999, and is not a 5-percent owner (within the meaning of section 416 of the Code) of a Participating Company, April 1 of the calendar year following the later of the calendar year in which he has a Separation from Service or the calendar year in which he attained Age 70½.

(b)           For any Participant who is not a 5-percent owner (within the meaning of section 416 of the Code) and who attained Age 70½ on or after January 1, 1988 and before January 1, 1999, April 1 of the calendar year next following the calendar year in which he attains Age 70½; provided that, any such Participant who commenced distributions as of the Required Beginning Date may, effective January 1, 1997, cease required minimum distributions at his election in accordance with procedures prescribed by the Committee, provided that such Participant is still actively employed as of the date of such cessation.

(c)           For any Participant who filed a valid deferral election with a Participating Company before January 1, 1984, and which has not subsequently been revoked, the date set forth in such election.

(d)           For any Participant not described in Subsections (a), (b) or (c), April 1 of the calendar year next following the calendar year in which he attains Age 70½.

“Rollover Contributions” means, for any Participant, his rollover contributions as provided in Section 3.1.3, any rollover contributions credited as of the Effective Date and any rollover contributions credited under a plan merged into the Plan or plan of which its assets or portion of its assets are transferred to the Plan.

“Roth Contributions” means, for any Participant, designated contributions described in section 402A(c)(1) of the Code made on or after October 1, 2009 pursuant to Section 3.1.1.2 by the Company at the Participant’s election; provided that Roth Contributions shall include amounts previously denominated as Roth elective deferrals under the Praecis Pharmaceuticals Incorporated 401(k) Plan, Reliant Pharmaceuticals 401(k) Plan and Novartis Plan.

“Separation from Service” means the date, as recorded on the records of a Participating Company or an Affiliated Company, on which an Employee of such company quits, retires, is discharged, or dies, or, if earlier, the first anniversary of the first day of a period during which the Employee remains absent from service with all Participating Companies and Affiliated Companies (with or without pay) for any other reason, except:

(a)           Solely for purposes of determining whether a one-year Period of Severance has occurred, if the Employee is absent from work beyond the first anniversary of the first day on which he/she is absent by reason of pregnancy, childbirth, or placement in connection with adoption, or for purposes of the care of such Employee’s child immediately after birth or placement in connection with adoption, the date of such Employee’s Separation from Service shall be the second anniversary of the first day of such absence; or

(b)           If the Employee is absent for military service under leave granted by a Participating Company or Affiliated Company or required by law, the Employee shall not be considered to have a Separation from Service, provided the absent Employee returns to service with the Participating Company or Affiliated Company within 90 days of his release from active military duty or any longer period during which his right to reemployment is protected by law.

(c)           Notwithstanding the preceding provisions of this definition, the term “Separation from Service” shall include any “severance from employment,” within the meaning of section 401(k)(2)(B)(i)(I) of the Code. Accordingly, a Participant’s elective deferrals, qualified nonelective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributable on account of the Participant’s Separation from Service that constitutes a severance from employment, regardless of when such Participant’s Separation from Service occurred, and subject to the other provisions of the Plan regarding distributions.

“Share” means one American Depository Share (“ADS”) equivalent to two ordinary shares of GlaxoSmithKline p.l.c., and which is readily tradable on an established securities market.

“Spouse” means, effective on and after June 26, 2013, with respect to any Participant, a person of the opposite sex of the Participant (or deceased Participant) who is (or was) a husband or wife, or a person of the same-sex as the Participant (or deceased Participant) who is or was legally married to the Participant in any state or foreign jurisdiction that recognizes such marriage (and regardless of where the couple lives or lived).

“Total Disability” means, with respect to any Participant, a disability with respect to which he is eligible for and receiving benefits under a long-term disability program sponsored by a Participating Company or an Affiliated Company.

“Trust Agreement” means any agreement and declaration of trust executed under this Plan.

“Trustee” means the corporate trustee, or one or more individuals collectively appointed and acting under the Trust Agreement.

“Valuation Date” means each day the New York Stock Exchange is open for trading, or such other day as the Committee shall determine.

Article 2

TRANSITION AND ELIGIBILITY TO PARTICIPATE

2.1.         Rights Affected and Preservation of Accrued Benefits. Except as provided to the contrary herein, any Employee or former Employee who is not an Employee on or after July 1, 2001 shall have his Account maintained under the Plan, but shall have his rights and benefits determined solely under the Prior SB Plan or the Prior GW Plan, as applicable, as in effect immediately prior to July 1, 2001.

2.2.         Eligibility to Participate.

2.2.1.      Pre-Tax Contributions and Roth Contributions. For purposes of making Pre-Tax Contributions and Roth Contributions pursuant to Section 3.1:

2.2.1.1. Each individual who is an Eligible Employee shall be eligible to make Pre-Tax Contributions and Roth Contributions on and after the first day that he is credited with an Hour of Service as an Eligible Employee. Except as set forth in Sections 2.2.2.1 and 2.2.2.2, an Eligible Employee shall become a Participant in the Plan by electing to make Pre-Tax Contributions, Roth Contributions or Rollover Contributions as described in Section 3.1.

2.2.1.2. A Participant who ceases to be an Eligible Employee and who later becomes an Eligible Employee, shall be eligible to become a Participant as of the date on which he first again completes an Hour of Service as an Eligible Employee.

2.2.2.      Company Contributions.

2.2.2.1.   Company Matching Contribution.

(A)         Eligible Employees. All Eligible Employees shall be eligible to participate in the Company Matching Contribution pursuant to Section 3.4 commencing with the first Payroll Period in which they are credited with a one-year Period of Service.

(B)          Rehired Participants.

(1)             Any Eligible Employee who was previously eligible for a matching contribution pursuant to the Plan, the Prior SB Plan, the Prior GW Plan or the Block Drug Plan, shall be eligible to receive Company Matching Contributions as of the date on which he first again completes an Hour of Service as an Eligible Employee.

(2)             Any Eligible Employee who was previously a participant in the Plan, the Prior SB Plan, the Prior GW Plan or the Block Drug Plan, but was not eligible for a matching contribution pursuant to the terms of such plan, shall be eligible to receive Company Matching Contributions in accordance with Section 2.2.2.1(A), taking into account Periods of Service credited under the terms of such plan; provided that if the Eligible Employee had no vested interest in employer contributions under the applicable plan as of such Eligible Employee’s Separation from Service, Periods of Service credited before the Separation from Service shall not be taken into account after the Eligible Employee again becomes an Eligible Employee if the Eligible Employee’s consecutive one-year Periods of Severance equals or exceeds the greater of (i) 5 or (ii) the aggregate number of years of service before such Period of Severance.

2.2.2.2.   Core Contributions.

(A)          Eligible Employees. All Eligible Employees shall be eligible to participate in the Core Contribution commencing with the first Payroll Period in which they are credited with a one-year Period of Service.

(B)          Rehired Participants.

(1)             Any Eligible Employee who was previously eligible for Core Contributions pursuant to the Plan or the Prior SB Plan, shall be eligible for Core Contributions as of the date on which he first again completes an Hour of Service as an Eligible Employee.

(2)             Any Eligible Employee who was previously a participant in (A) the Plan or the Prior SB Plan but was not eligible for Core Contributions, or (B) the Prior GW Plan or the Block Drug Plan but was not credited with a one-year period of service pursuant to the terms of such applicable plan, shall be eligible for Core Contributions in accordance with Section 3.5, taking into account Periods of Service credited under the terms of such plan; provided that if the Eligible Employee had no vested interest in employer contributions under the applicable plan as of such Eligible Employee’s Separation from Service, Periods of Service credited before the Separation from Service shall not be taken into account after the Eligible Employee again becomes an Eligible Employee if the Eligible Employee’s consecutive one-year Periods of Severance equals or exceeds the greater of (i) 5 or (ii) the aggregate number of years of service before such Period of Severance.

2.3.          Corporate Transactions. Except as otherwise provided in this Section 2.3, an individual who becomes an Employee as the direct result of a Corporate Transaction shall not be treated as an Employee before he is first credited with an Hour of Service. An employee of an acquired company listed in Appendix B who became an Employee as a direct result of the Corporate Transaction, and who subsequently became an Eligible Employee as of the relevant eligibility service effective date listed in Appendix B for such acquired company, shall be credited with a Period of Service for purposes of Section 2.2.2 based on an Employment Commencement Date determined as of his employment commencement date with the acquired company.

2.4.         Election to Make Pre-Tax Contributions and Roth Contributions. Each Eligible Employee may elect to make Pre-Tax Contributions and Roth Contributions as soon as practicable by filing advance notice, as provided in Section 11.12, of such election with the Company within such period of time as may be designated by the Committee. Roth Contributions may only be contributed on and after October 1, 2009. Such notice shall authorize the Company to reduce such Eligible Employee’s salary by an amount determined in accordance with Section 3.1.1 and to make Pre-Tax Contributions and Roth Contributions on such Eligible Employee’s behalf in the amount of such reduction.

2.5.        Data. Each Employee shall furnish to the Company such data as the Company may consider necessary for the determination of the Employee’s rights and benefits under the Plan and otherwise shall cooperate fully with the Company in the administration of the Plan.

2.6.       Other Plans. An Eligible Employee who is credited with employer contributions under any other defined contribution plan maintained by an Affiliated Company shall be ineligible to make Pre-Tax Contributions or Roth Contributions to the Plan with respect to his earnings from the Affiliated Company.

Article 3

PARTICIPANT AND COMPANY CONTRIBUTIONS

3.1.         Participant Contributions.

3.1.1.      Election to Contribute.

3.1.1.1. Pre-Tax Contributions. When an Eligible Employee files an election under Section 2.4 to have Pre-Tax Contributions made on his behalf, he shall elect the percentage by which his Compensation shall be reduced on account of Pre-Tax Contributions. Subject to Sections 3.1.2 and 3.7, this percentage may be any percentage (up to two decimal points, or such other fractional or whole percentage designated by the Committee) between 1% and 50% of such Compensation. The Company shall contribute an amount equal to such percentage of the Eligible Employee’s Compensation to the Fund for credit to the Eligible Employee’s Pre-Tax Contribution Account. Such contribution shall be made no less frequently than monthly.

3.1.1.2. Roth Contributions. When an Eligible Employee files an election under Section 2.4 to have Roth Contributions made on his behalf, he shall elect the percentage by which deductions from his Compensation shall be made on account of Roth Contributions. Subject to Sections 3.1.2 and 3.7, this percentage may be any percentage (up to two decimal points, or such other fractional or whole percentage designated by the Committee) between 1% and 50% of such Compensation. Roth Contributions may be contributed beginning October 1, 2009. The Company shall contribute an amount equal to such percentage of the Eligible Employee’s Compensation to the Fund for credit to the Eligible Employee’s Roth Contribution Account. Such contribution shall be made no less frequently than monthly.

3.1.2.      Limitation on Participant Contributions. Pre-Tax Contributions and Roth Contributions made on behalf of an Eligible Employee for any Plan Year shall not exceed 50% of an Eligible Employee’s Compensation and $18,000 (as adjusted in accordance with section 402(g) of the Code and regulations thereunder) in the aggregate. To the extent necessary to satisfy this limitation for any year:

3.1.2.1. Elections under Section 3.1 shall be prospectively restricted; provided, that if the limitation under Section 3.1.2 will be exceeded in a Payroll Period, such limitations shall be prospectively applied to Roth Contributions first, then Pre-Tax Contributions; and,

3.1.2.2. After application of Section 3.1.2.1, the excess Pre-Tax Contributions and Roth Contributions (with earnings thereon) shall be paid to the Participant on or before the April 15 first following the calendar year.

If the Pre-Tax Contributions and Roth Contributions, plus the elective deferrals under any other plan, for any Participant exceed such limitation for any calendar year, upon the request of the Participant (such request being in conformance with the notice provisions of Section 11.12) made on or before the March 1 first following such calendar year, the excess, including any earnings attributable thereto, shall be paid to the Participant on or before the April 15 first following such calendar year.

3.1.3.      Rollover Contributions.

3.1.3.1. An Eligible Employee who is eligible to become a Participant in accordance with Section 2.2 may transfer to the Fund, or have transferred directly to the Fund from any qualified retirement plan of a former employer, or from an individual retirement account, a Rollover Contribution, in cash, that meets the requirements of section 402(c), section 402(c)(8)(B)(v) or (vi), 403(a)(4) or (5), or 408(d)(3) of the Code, whichever applies; provided that a Rollover Contribution shall not include any after-tax employee contributions from any plan or account.

3.1.3.2. The distributions transferred by or for an Eligible Employee from another qualified retirement plan or from an individual retirement account as a Rollover Contribution under this Section 3.1.3 shall be credited to the Employee’s Rollover Contribution Account. A Participant’s Rollover Contribution Account shall be fully vested at all times and shall be distributed as otherwise provided under the Plan.

3.1.4. Catch-Up Contributions. Eligible Employees who have attained Age 50 before the close of a Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, section 414(v) of the Code. On and after October 1, 2009, catch-up contributions may include Roth Contributions, if designated by the Participant. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code.

3.2.         Change of Participant Contribution Percentage Rate.

3.2.1. A Participant may, without penalty, change the percentage of Compensation designated by him as his contribution rate under Section 3.1.1, to any percentage permitted by such Section, and such percentage shall remain in effect until so changed.

3.2.2. Any request to change a contribution rate must be made by filing with the Company a notice, in accordance with Section 11.12, authorizing the Company to change such contributions. Such notice, in accordance with Section 11.12, must be provided within the period of time designated by the Committee, and any such change shall become effective as soon as practicable following receipt of the request for change by the Company.

3.2.3. A Participant may change his contribution rate at any time; provided, however, that the Committee may adjust or modify this rule in appropriate circumstances of general applicability to Participants.

3.3.         Suspension of Participant Contributions. A Participant may suspend his Pre-Tax Contributions or Roth Contributions at any time. Such suspension shall become effective as soon as practicable following receipt by the Company of the notice of suspension, in accordance with Section 11.12, provided such notice is received within the period of time designated by the Committee.

3.4.         Company Matching Contributions.

3.4.1. Subject to Section 3.7, for any Eligible Employee who meets the eligibility requirements under Section 2.2.2.1, the Company shall contribute to the Fund an amount equal to 100% of each such Eligible Employee’s Pre-Tax Contributions and Roth Contributions not in excess of 4% of such Eligible Employee’s Compensation for each Payroll Period, provided that, for purposes of determining the amount of Company Matching Contributions for any Eligible Employee, only Compensation paid to an Eligible Employee for Payroll Periods on and after such Eligible Employee’s completion of the required Period of Service shall be considered; provided further that if the date on which the one-year Period of Service is credited falls within a Payroll Period, Compensation during the entire Payroll Period shall be eligible for Company Matching Contributions. Contributions made under this Section 3.4 for any Plan Year shall not cause the total contributions by the Company to exceed the maximum allowable current deduction under the applicable provisions of the Code.

3.4.2. Timing of Contributions. Company Matching Contributions made with respect to any calendar quarter shall be made no later than the last day of the following calendar quarter. All Company Matching Contributions are conditioned expressly upon their deductibility for federal income tax purposes. Amounts contributed as Pre-Tax Contributions and Roth Contributions will be remitted to the Trustee as soon as practicable.

3.5.         Core Contribution. Core Contributions shall be made not later than the time prescribed by law for the filing of the Company’s tax return for its taxable year within which such Plan Year ends, in an amount equal to two percent (2%) of the Compensation of each Eligible Employee who has satisfied the eligibility requirements under Section 2.2.2.2; provided that, for purposes of determining the amount of the Core Contribution for any Eligible Employee, only Compensation paid to an Eligible Employee for Payroll Periods on and after such Eligible Employee’s completion of the applicable eligibility requirements shall be considered; provided further that if the date on which the one-year Period of Service is credited falls within a Payroll Period, Compensation during the entire Payroll Period shall be eligible for Core Contributions.

3.6.         Reversion of Contributions. In the case of a contribution made by the Company as a mistake of fact, or for which a tax deduction is disallowed, in whole or in part, by the Internal Revenue Service, the Company shall be entitled to a refund of said contributions, which must be made within one year after payment of a contribution made as a mistake of fact, or within one year after disallowance of the tax deduction, to the extent of such disallowance.

3.7.         Maximum Allocation – Code Section 415.

3.7.1. General Rule. Notwithstanding anything in this Plan to the contrary, in no event shall amounts allocated to a Participant’s Account under the Plan exceed the limitations set forth in section 415 of the Code, which are hereby incorporated into the Plan.

3.7.2. Treatment of Excess Annual Additions.

3.7.2.1. If the amount otherwise allocable to the Account of a Participant would exceed the amount described in section 415(c) of the Code as a result of the reallocation of forfeitures, a reasonable error in estimating the Participant’s Compensation, a reasonable error in determining the amount of Pre-Tax Contributions and Roth Contributions that may be made with respect to the Participant under the limits of this Section 3.7.2, or such other circumstances as permitted by law, the Company shall determine which portion, if any, of such excess amount is attributable to the Participant’s Pre-Tax Contributions, Roth Contributions, Company Matching Contributions or Core Contributions, if any, and the following rules shall apply:

3.7.2.2. Excess Pre-Tax Contributions and earnings thereon shall be paid to the Participant as soon as administratively feasible.

3.7.2.3. Excess Roth Contributions and earnings thereon shall be paid to the Participant as soon as administratively feasible.

3.7.2.4. Excess amounts attributable to Company Matching Contributions or Core Contributions shall be held in a suspense account by the Trustee until the following Plan Year (or any succeeding Plan Year) at which time such amounts shall be used to reduce Company Matching Contributions and/or Core Contributions otherwise allocable to Participants for such Plan Year; amounts held in the suspense account shall share in investment gains and losses of the Fund.

3.8.         Limitation on Pre-Tax Contributions and Roth Contributions For Early Entry Eligible Employees. The Average Actual Deferral Percentage for the Highly Compensated Eligible Employees for the current Plan Year shall not exceed the greater of:

3.8.1. one hundred twenty-five percent (125%) of the Average Actual Deferral Percentage for all other Early Entry Eligible Employees; or

3.8.2. the lesser of:

3.8.2.1. two hundred percent (200%) of the Average Actual Deferral Percentage for all other Early Entry Eligible Employees; or

3.8.2.2. two percent (2%) plus the Average Actual Deferral Percentage for all other Early Entry Eligible Employees.

3.8.3. If the Plan and any other plan(s) maintained by a Participating Company or an Affiliated Company are treated as a single plan for purposes of section 401(a)(4) or section 410(b) of the Code, the limitations in Sections 3.8.1 and 3.8.2 shall be applied by treating the Plan and such other plan(s) as a single plan.

3.9.         Prevention of Excess Pre-Tax Contributions and Roth Contributions. The Committee shall monitor the level of Pre-Tax Contributions and Roth Contributions made by Early Entry Eligible Employees and elective deferrals under any other qualified retirement plan maintained by a Participating Company or any Affiliated Company to insure against exceeding the limits of Section 3.8. To the extent practicable, the Committee may prospectively limit some or all of the Highly Compensated Eligible Employees’ Pre-Tax Contributions and Roth Contributions to reduce the Average Actual Deferral Percentage of the Highly Compensated Eligible Employees to the extent necessary to satisfy Section 3.8. If the Committee determines after the end of the Plan Year that the limits of Section 3.8 may be or have been exceeded, it shall take the appropriate following action for such Plan Year:

3.9.1. The Average Actual Deferral Percentage for the Highly Compensated Eligible Employees shall be reduced to the extent necessary to satisfy Section 3.8.1 or 3.8.2.

3.9.2. The reduction shall be accomplished by reducing the maximum Actual Deferral Percentage for any Highly Compensated Eligible Employee to an adjusted maximum Actual Deferral Percentage, which shall be the highest Actual Deferral Percentage permitted to satisfy one of the tests in Section 3.8, if each Highly Compensated Eligible Employee with a higher Actual Deferral Percentage had instead the adjusted maximum Actual Deferral Percentage, reducing the Highly Compensated Eligible Employee’s Pre-Tax Contributions, Roth Contributions and elective deferrals under any other qualified retirement plan maintained by a Participating Company or any Affiliated Company in order, beginning with the Highly Compensated Eligible Employee(s) with the highest Actual Deferral Percentage.

3.9.3. Not later than the end of the Plan Year following the close of the Plan Year for which the Pre-Tax Contributions and Roth Contributions were made, the excess Pre-Tax Contributions and Roth Contributions shall be paid to the Highly Compensated Eligible Employees (determined on the basis of the Highly Compensated Eligible Employees with the largest dollar amount of Pre-Tax Contributions and Roth Contributions), with earnings attributable thereto (as determined in accordance with applicable Treasury Regulations), including, for plan years beginning before January 1, 2008, earnings for the gap period between the end of the Plan Year and the date of a corrective distribution (as determined in accordance with the safe harbor method described in section 1.401(k)-2(b) of the Treasury Regulations); provided, however, that for any Participant who is also a participant in any other qualified retirement plan maintained by a Participating Company or any Affiliated Company under which the Participant makes elective deferrals for such year, the Committee shall coordinate corrective actions under this Plan and such other plan for the year.

3.10.        Limitation on Company Contributions. For any Plan Year, the Average Contribution Percentage for the Highly Compensated Eligible Employees shall not exceed the greater of:

3.10.1. one hundred twenty-five (125%) of the Average Contribution Percentage for all other Early Entry Eligible Employees for such Plan Year; or

3.10.2. the lesser of:

3.10.2.1. two hundred percent (200%) of the Average Contribution Percentage for all other Early Entry Eligible Employees for such Plan Year; or

3.10.2.2. two percent (2%) plus the Average Contribution Percentage for all other Early Entry Eligible Employees for such Plan Year.

3.11.       Treatment of Excess Company Contributions. If the Committee determines after the end of the Plan Year that the limits of Section 3.10 may be or have been exceeded, it shall take the appropriate following action for such Plan Year:

3.11.1. The reduction of the Average Contribution Percentage for the Highly Compensated Eligible Employees shall be accomplished by reducing the maximum Contribution Percentage for any Highly Compensated Eligible Employee to a maximum adjusted Contribution Percentage, which shall be the highest Contribution Percentage permitted to satisfy one of the tests in Section 3.10, if each such Highly Compensated Eligible Employee who had a Contribution Percentage greater than the maximum adjusted Contribution Percentage had, instead, such lower Contribution Percentage. The maximum adjusted Contribution Percentage shall be achieved by reducing, in the following order of priority, the Highly Compensated Eligible Employee’s Company Matching Contributions and employee contributions and employer matching contributions under any other qualified retirement plan maintained by a Participating Company or any Affiliated Company in order beginning with the Highly Compensated Eligible Employee(s) with the highest Contribution Percentage.

3.11.2. Not later than the end of the Plan Year following the close of the Plan Year for which such contributions were made, the excess Company Matching Contributions, with earnings attributable thereto (as determined in accordance with applicable Treasury Regulations), including earnings for the gap period between the end of the Plan Year and the date of the forfeiture or payment (as determined in accordance with the safe harbor method described in section 1.401(m)-2(b)(2) of the Treasury Regulations and effective January 1, 2008) shall be treated as a forfeiture of the Highly Compensated Eligible Employee’s Company Matching Contributions for the Plan Year to the extent such contributions are forfeitable (which forfeiture shall be used to reduce future Company Matching Contributions), or paid to the Highly Compensated Eligible Employee to the extent such contributions are nonforfeitable; provided that any such forfeiture or payment shall be determined on the basis of the Highly Compensated Eligible Employee(s) with the largest dollar amount of Company Matching Contributions; provided further, that, for any Participant who is also a participant in any other qualified retirement plan maintained by a Participating Company or any Affiliated Company under which the Participant makes employee contributions or is credited with employer matching contributions for the year, the Committee shall coordinate corrective actions under this Plan and such other plan for the year.

3.12.       Safe Harbor Status. Other than with respect to the Plan as it applies to Early Entry Eligible Employees, the Plan intends to satisfy section 401(k)(3)(a)(ii) of the Code by satisfying the matching contribution requirement of section 401(k)(12)(B) of the Code and the notice requirement of section 401(k)(12)(D) of the Code.

Article 4

PARTICIPANTS’ ACCOUNTS

4.1.        Credits to Participants’ Accounts.

4.1.1. An Account shall be established for each Participant. All Accounts shall be valued in United States dollars. A Participant shall have a 100% non-forfeitable interest at all times in his Account. Notwithstanding the foregoing, with respect to an individual who is a Participant solely by reason of having his Account merged into the Plan, any forfeitable interest in such Account shall become 100% non-forfeitable upon such Participant becoming an Eligible Employee.

4.1.2. Contributions shall be credited to each Participant’s Account in the following manner:

4.1.2.1. Pre-Tax Contributions shall be credited to his Pre-Tax Contribution Account;

4.1.2.2. Roth Contributions shall be credited to his Roth Contribution Account.

4.1.2.3. Company Matching Contributions shall be credited to his Company Matching Contribution Account.

4.1.2.4. Rollover Contributions shall be credited to his Rollover Contribution Account.

4.1.2.5. Core Contributions shall be credited to his Core Contribution Account.

4.2.        Investment of Accounts. Accounts shall be invested in such Investment Media as the Participant shall direct, provided, however, that in the event a Participant fails to make an election to direct the investment of his Accounts, his Accounts shall be invested in such Investment Medium or Investment Media as determined by the Committee. Each Participant may at any time select one or more of the Investment Media in which such Accounts shall be invested, and the percentage thereof that shall be invested in each Investment Medium selected, pursuant to such rules as may be determined by the Committee. The settlor of the Plan deems the availability of Shares as an investment alternative under the Plan as an important Company and Plan objective and an important factor in the settlor’s decision to continue to make participation in the Plan available to eligible Participants. Therefore, the Investment Media made available to Participants shall include the Employer Stock Fund. Investments acquired in the manner prescribed by the Plan shall be held by or for the Trustee. The amounts contributed by all Participants to each Investment Medium shall be commingled for investment purposes.

4.3.        Valuation of Accounts. As of the Valuation Date of an Investment Medium, any increase or decrease in the fair market value of the Investment Medium since the last adjustment under this Article 4, and all income of the Investment Medium during that period shall be credited to, or deducted from, the portion of Accounts of Participants invested in the Investment Medium in proportion to the amount that each bears to the total amount of all such Accounts invested in the Investment Medium.

4.4.        Dividends on Employer Stock. Dividends on Shares in the Fund shall be used to purchase additional Shares.

4.5.        Transfers Between Investment Media. By providing prior notice, in accordance with Section 11.12, within such period of time as may be designated by the Committee and pursuant to such other rules as may be determined by the Committee, a Participant may transfer, effective as of such date determined by the Committee, such portion of the value of his Account in any Investment Medium to another Investment Medium, subject, however, to any transfer restrictions that may be imposed by the Investment Media.

4.6.        Effect of Distributions and Withdrawals. If a distribution or withdrawal is made, the Participant’s appropriate Account shall be reduced by the amount distributed or withdrawn. A distribution or withdrawal shall be paid as soon as practicable after the distribution is due or the withdrawal is requested, pursuant to Articles 5 and 6 respectively.

4.7.        Accounting for Allocations. The Company shall establish or provide for the establishment of accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants’ Accounts provided for in this Article 4. From time to time such procedures may be modified for the purpose of achieving equitable and non-discriminatory allocations among the Accounts of Participants in accordance with the general concepts of the Plan and the provisions of this Article 4.

Article 5

DISTRIBUTIONS

5.1.        General. The interest of each Participant in the Fund shall be distributed in the manner, in the amount and at the time provided in this Article 5, except as provided in the event of the termination of the Plan.

5.2.        Distributions Prior to Death.

5.2.1.      General.

5.2.1.1. Single Sum Payments. Except as otherwise provided in this Section 5.2, a Participant who has a Separation from Service, whether before or after his Early Retirement Date (but not including a Separation from Service by reason of death), shall have his nonforfeitable interest paid to him, or applied for his benefit, in a single sum payment as soon as practicable after such Separation from Service occurs.

5.2.1.2. Installments. In lieu of payment in the form of a single sum, a Participant may elect to have the Account paid to him, or applied for his benefit, in annual installments over a period not extending beyond 5 years (or 20 years for distributions made on and after January 1, 2016) or, if shorter, the life expectancy of the Participant or the joint life expectancy of the Participant and the Participant’s beneficiary. Installments are an available form of benefit only if the Participant’s Account is more than $5,000 (as determined pursuant to Section 5.2.2.3). While any annual installments remain unpaid, the value of the Participant’s Account shall continue to be adjusted to reflect any gains, losses, income and expenses of the Fund. A Participant may elect, in the form and manner required by the Committee, to accelerate the payment of the Account and receive a single sum payment.

5.2.1.3. Limited Annuity Right for ARI Plan Benefit. In lieu of payment in the form of a single sum, a Participant may elect to have the portion of his Account that is attributable to the benefit transferred from the ARI Plan, paid to him, or applied for his benefit, in the form of a single life annuity or a joint and survivor annuity with a survivor percentage from 50 to 100 percent. The annuity forms of benefit provided in this Section 5.2.1.3 are eliminated ninety days after provision of the required notice, but not before October 22, 2002.

5.2.2.      Benefits with a Value of More Than $5,000. With respect to a Participant who has a Separation from Service (other than by reason of death) and who has an Account which is more than $5,000 (as determined pursuant to Section 5.2.2.3):

5.2.2.1. His interest shall be paid to him or applied for his benefit upon the earliest of the following times:

(A)         on his Required Beginning Date;

(B)         as soon as practicable following his application (in accordance with the notice provisions of Section 11.12) for a distribution; or

(C)         as soon as practicable following the date of his death.

5.2.2.2. The Company shall notify such Participant that he has the right to defer distribution until the earlier of his Required Beginning Date or his death, prior to obtaining his written consent. Such notice shall be furnished not less than 30 days nor more than 90 days prior to the date of any distribution that occurs prior to what would have been the Participant’s Normal Retirement Date, except that the notice may be provided less than 30 days prior to the date of distribution if (1) the Company clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution. Notwithstanding the above, the Participant’s Account shall be reduced by the amount necessary to repay any outstanding loan from the Plan and interest thereon to the date the Committee declares such loan satisfied, unless such loan is repaid as provided in Section 6.9.

5.2.2.3. The value of a Participant’s nonforfeitable Account shall be determined without regard to that portion of the Account that is attributable to Rollover Contributions (and earnings allocable thereto). If the value of the Participant’s (or an Alternate Payee’s) Account as so determined is $1,000 or less, the Plan shall distribute the Account in accordance with Section 5.2.1.1.

5.2.2.4. Notwithstanding the foregoing or anything in the Plan to the contrary, if the value of the Participant’s or an Alternate Payee’s Account (determined in accordance with Section 5.2.2.3) is greater than $1,000 but not more than $5,000, and if the Participant or Alternate Payee does not direct the distribution of his Account, the Plan shall distribute the Account, without the Participant’s or Alternate Payee’s consent, as applicable, in the form of a direct rollover to an individual retirement plan designated by the Administrator. This Section 5.2.2.4 shall not apply to any Puerto Rico Employee Account, provided, however, that a Puerto Rico Employee Account that is greater than $1,000 but not more than $5,000 shall be payable, with the Participant’s consent, in a single sum payment as soon as practicable after a Separation from Service.

5.2.3.      Form of Payment. Distributions pursuant to this Section 5.2 shall be paid in cash; provided that the Participant whose distribution is in the form of a single sum may elect to receive the portion of his Account invested in the Employer Stock Fund in Shares, which, except as otherwise provided in this Section 5.2.3, shall be electronically credited to an individual account established for the benefit of the Participant, provided that if the Participant elects to receive physical share certificates, delivery shall be made pursuant to the policies and procedures established by the Committee.

5.2.4.      Benefit Commencement Date. A Participant’s Benefit Commencement Date shall be no later than his Required Beginning Date.

5.2.5.      Incidental Death Benefit Rules. Notwithstanding anything in the Plan to the contrary, the form and the timing of all distributions under the Plan shall be in accordance with regulations issued by the Department of the Treasury under section 401(a)(9) of the Code, including the incidental death benefit requirements of section 401(a)(9)(G) of the Code.

5.2.6.      Application to Former Employees. This Section 5.2 shall apply to all Participants, including Participants who had a Separation from Service or ceased to be Eligible Employees prior to the Effective Date.

5.3.        Distributions After Death. If a Participant dies before his entire interest in his Account has been distributed, his entire interest in his Account shall be paid to, or applied for the benefit of, his beneficiary in a single sum payment as soon as practicable after the death of the Participant, but in no event later than December 31 of the calendar year following the calendar year of the Participant’s death. Such payment shall be in cash; provided that the beneficiary may elect to receive the portion of the Account invested in the Employer Stock Fund in the form of Shares. In the case of a death occurring on or after January 1, 2007, if a Participant dies while performing “qualified military service” (as defined in section 414(u) of the Code), the Participant’s beneficiary is entitled to any additional benefits provided under the Plan as if the Participant had resumed employment and then terminated employment on account of death.

5.4.        Valuation for Distribution. For the purposes of paying the amounts to be distributed to a Participant or his beneficiary under the provisions of this Article 5, the value of the Fund and the amount of the Participant’s interest therein shall be determined in accordance with the provisions of Article 5 as of a Valuation Date reasonably proximate to the date on which (1) such distribution is paid, pursuant to an application by the Participant (or his beneficiary), unless the Participant (or his beneficiary) fails to submit the application within such period of time as may be designated by the Committee, in which event a later Valuation Date will be used, or (2) such distribution is initiated by the Company. There shall be added to such amount the additional contributions and forfeitures, if any, which have been or are to be allocated to the Participant’s Account since that Valuation Date.

5.5.        Beneficiary Designation.

5.5.1.      In General. Except as provided in Section 5.5.2:

5.5.1.1. A Participant may designate the beneficiary or beneficiaries who shall receive, on or after his death, his interest in the Fund. A Participant may designate individuals as beneficiaries, and subject to uniform rules adopted by the Committee and uniformly applied, may also designate a trust, estate or charitable organization as beneficiary. Such designation shall be made by executing and filing with the Company a written instrument in such form as may be prescribed by the Company for that purpose; and

5.5.1.2. The Participant also may revoke or change, at any time and from time to time, any beneficiary designations previously made. Such revocations and changes shall be made by executing and filing with the Company a written instrument in such form as may be prescribed by the Company for that purpose. No designation, revocation, or change of beneficiaries shall be valid and effective unless and until filed with the Company. If a Participant names a trust as beneficiary, a change in the identity of the trustees or in the instrument governing such trust shall not be deemed a change in beneficiary.

5.5.2.      Proof of Marital Status. A Participant who does not establish to the satisfaction of the Company that he has no Spouse may not designate someone other than his Spouse to be his beneficiary under Section 5.5.1 unless:

5.5.2.1. Such Spouse (or the Spouse’s legal guardian if the Spouse is legally incompetent) executes a written instrument whereby (1) such Spouse consents not to receive such benefit and consents to the specific beneficiary or beneficiaries designated by the Participant; (2) such instrument acknowledges the effect of the election to which the Spouse’s consent is being given; and (3) such instrument is witnessed by a Plan representative or notary public; or

5.5.2.2. The Participant:

(A)         Establishes to the satisfaction of the Company that his Spouse cannot be located; or

(B)          Furnishes a court order to the Company establishing that the Participant is legally separated or has been abandoned (within the meaning of local law), unless a qualified domestic relations order pertaining to such Participant provides that the Spouse’s consent must be obtained.

The consent of a Spouse in accordance with this Section 5.5.2 shall not be effective with respect to other spouses of the Participant prior to the Participant’s Benefit Commencement Date, and an election to which Section 5.5.2.2 applies shall become void if the circumstances causing the consent of the Spouse not to be required no longer exist prior to the Participant’s Benefit Commencement Date.

5.5.2.3. No Beneficiary. If a Participant has no beneficiary under this Section 5.5, if the Participant’s beneficiary or beneficiaries predecease the Participant, or if the beneficiary or beneficiaries cannot be located by the Company, the interest of the deceased Participant shall be paid to the Participant’s surviving Spouse, or if no Spouse survives the Participant, to the Participant’s estate.

5.6.        Transfer of Distribution to other Eligible Retirement Plan.

5.6.1.      In General. Each Participant or beneficiary entitled to receive an Eligible Rollover Distribution may elect to have any portion of such Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Participant or beneficiary in a direct rollover. The Committee shall establish uniform and nondiscriminatory rules for a Participant or beneficiary to elect to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan, and for such Participant or beneficiary to specify the Eligible Retirement Plan to which payment shall be made.

5.6.2.      Rollover by Non-Spouse Beneficiary. Effective on and after January 1, 2007, a non-Spouse beneficiary who is a designated beneficiary within the meaning of section 401(a)(9)(E) of the Code and the regulations thereunder may rollover his or her distribution in accordance with section 402(c)(11) of the Code and the regulations thereunder.

5.6.3.      Puerto Rico Employees.

5.6.3.1. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this section of the Plan, a distributee who has a Puerto Rico Employee Account may request, at the time and in the manner prescribed by the Committee, to have the entire portion of a distribution from the Plan with respect to such Puerto Rico Employee Account paid directly to a Puerto Rico Eligible Retirement Plan in a direct rollover. For purposes of this Section 5.6.2.1, the term “Puerto Rico Eligible Retirement Plan” means a qualified trust described in Section 1165(a) of the PR Code and an individual retirement account or annuity described in Sections 1169(a) and (b) of the PR Code, respectively, that accepts the rollover distribution.

5.6.3.2. The Company has made the election specified in section 1022(i)(2) of ERISA. Accordingly, distributions under the Plan with respect to Puerto Rico employees shall not be treated as income from sources within the United States, and notwithstanding anything to the contrary in the Plan, shall not be considered an Eligible Rollover Distribution, except to the extent required by section 1.401(a)-50(d) of the Treasury Regulations.

5.6.3.3. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this section of the Plan, if the value of the Participant’s nonforfeitable Puerto Rico Employee Account is $1,000 or less, the Plan shall distribute the Puerto Rico Employee Account in accordance with Section 5.2.1.1.

Article 6

WITHDRAWALS AND LOANS

6.1.        Regular Withdrawals. A Participant who is an Employee may withdraw, in the order set forth hereinafter, up to:

6.1.1. The total amount of his After-Tax Contribution Account (to the extent not attributable to Pre-Tax Contributions recharacterized as After-Tax Contributions) and that portion of the Puerto Rico Employee Account, if any, attributable to such After-Tax Contributions; plus

6.1.2. The total amount of his Rollover Contribution Account and that portion of the Puerto Rico Employee Account, if any, attributable to Rollover Contributions; plus

6.1.3. The total amount of his Prior Company Matching Contribution Account and that portion of the Puerto Rico Employee Account, if any, attributable to such Prior Company Matching Contributions.

6.2.        Withdrawal Application. Any withdrawal pursuant to this Article 6 may be requested by submitting an application, in accordance with the notice provisions of Section 11.12, to the Company within such period of time as may be designated by the Committee.

6.3.        Hardship Withdrawal.

6.3.1.      Amount of Hardship Withdrawal. If the Accounts available for regular withdrawal pursuant to Section 6.1 have been exhausted, a Participant who is an Employee may withdraw amounts credited to his Pre-Tax Contribution Account, as well as any pre-tax contributions credited to his Puerto Rico Employee Account, excluding any earnings credited on or after January 1, 1989, and after such contributions are exhausted, amounts credited to his Roth Contribution Account, less any amounts previously withdrawn from any such accounts, by submitting his request (in accordance with the notice provisions of Section 11.12) to the Company within such period of time as may be designated by the Committee and pursuant to the rules set forth in this Section 6.3.

6.3.2.      Requirements for Hardship Withdrawal. A withdrawal under this Section 6.3 shall be permitted only if the Company finds that:

6.3.2.1. It is made on account of “immediate and heavy financial need” (as defined in Section 6.3.3) of the Participant; and

6.3.2.2. It is “necessary” (as defined in Section 6.3.4) to satisfy such immediate and heavy financial need (including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal).

6.3.3.      Immediate and Heavy Need. A withdrawal shall be deemed to be on account of an “immediate and heavy financial need” if the Participant requests such withdrawal on account of:

6.3.3.1. Medical expenses described in section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income) and, for a Puerto Rico Employee, in section 1023(aa)(2)(P) of the PR Code, which are not reimbursable under any employer-sponsored health insurance plan or other reimbursement program and are incurred during the current or immediately prior calendar year by the Participant, his Spouse, or any of the Participant’s dependents (as defined in section 152 of the Code (determined without regard to sections 152(b)(1), (b)(2) and (d)(1)(B) of the Code) or, for any Puerto Rico Employee, its counterpart, if any, under the PR Code);

6.3.3.2. Costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

6.3.3.3. The payment of tuition for the next semester or quarter of post-secondary education for the Participant, his Spouse, children, or dependents (as defined in section 152 of the Code (determined without regard to sections 152(b)(1), (b)(2) and (d)(1)(B) of the Code) and, for any Puerto Rico Employee, its counterpart, if any, under the PR Code), including lab fees and registration expenses for the Participant, his Spouse, children, or dependents;

6.3.3.4. The need to prevent the eviction of the Participant from the principal residence or foreclosure on the mortgage of his principal residence;

6.3.3.5. Payments for burial or funeral expenses for the Participant’s deceased parent, Spouse, children or dependents (as defined in section 152 of the Code and without regard to sections 152(b)(1), (b)(2) and (d)(1)(B) of the Code);

6.3.3.6. Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

6.3.3.7. Such other circumstances or events as may be prescribed by the Secretary of the Treasury or his delegate.

6.3.4.      Necessity. A withdrawal shall be deemed to be “necessary” if:

6.3.4.1. The amount of the withdrawal does not exceed the amount of the Participant’s immediate and heavy financial need, as defined Section 6.3.3;

6.3.4.2. The Participant has obtained all distributions currently permissible (other than hardship distributions) and non-taxable (at the time of the loan) loans, if any, under this and all other plans maintained by a Participating Company and all Affiliated Companies; provided, with respect to loans, that taking such loan(s) would not itself cause an immediate and heavy financial need; and the Participant represents that the need cannot be relieved through reimbursement or compensation by insurance or otherwise; by reasonable liquidation of the Participant’s assets and/or borrowing from commercial sources on reasonable commercial terms (to the extent that such liquidation or loan would not itself cause an immediate and heavy financial need) or by cessation of Pre-Tax Contributions and Roth Contributions under the Plan; and the Committee determines that it is reasonable under all of the facts and circumstances to rely on such representation.

6.3.5.      Suspension and Resumption of Participant Contributions. If a Participant makes a withdrawal pursuant to Section 6.3, or the Participant withdraws any elective deferrals under any other qualified retirement plan maintained by any Affiliated Company, which other plan conditions such withdrawal upon the Participant’s being subject to rules similar to those stated in this Section 6.3 and the Participant has not attained Age 59½, such Participant may not make Pre-Tax Contributions or Roth Contributions under this Plan for a period of 6 months commencing on the date of his receipt of the withdrawal.

6.4.        Withdrawals After Age 59½. Notwithstanding Sections 6.1 through 6.3, upon his attainment of Age 59½, a Participant who is an Employee may withdraw the following amounts in the order set forth hereafter:

6.4.1. Up to the total amount of his After-Tax Contribution Account and that portion of the Puerto Rico Employee Account, if any, attributable to such After-Tax Contributions; plus

6.4.2. Up to the total amount of his Rollover Contribution Account and that portion of the Puerto Rico Employee Account, if any, attributable to such Rollover Contributions; plus

6.4.3. Up to the total amount of his Prior Company Matching Contribution Account and that portion of the Puerto Rico Employee Account, if any, attributable to such Prior Company Matching Contributions; plus

6.4.4. Up to the total amount of his DCRP Account; plus

6.4.5. Up to the total amount of his Pre-Tax Contribution Account and that portion of the Puerto Rico Employee Account, if any, attributable to such Pre-Tax Contributions;

6.4.6. Up to the total amount of his Roth Contribution Account;

6.4.7. less amounts previously withdrawn therefrom, by submitting his request (in accordance with the notice provisions of Section 11.12) to the Company.

6.5.        Amount and Payment of Withdrawals. The amount of any withdrawal under the provisions of this Article 6 shall be determined in accordance with the provisions of Article 4 as of a Valuation Date reasonably proximate to the date on which such withdrawal is paid, and will be paid as soon as administratively practicable thereafter.

6.6.        Withdrawals Not Subject to Replacement. A Participant may not replace any portion of his Account withdrawn pursuant to this Article 6.

6.7.        Investment Medium to be Charged with Withdrawal. Distributions will be made out of the Participant’s interest in the various Investment Media in such order as may be determined by the Committee. Except for a withdrawal under Section 6.3, a Participant may elect to receive the portion of any withdrawal from the Employer Stock Fund in either cash or Shares. Withdrawals under Section 6.3 are payable only in cash. The order in which Shares are withdrawn from a Participant’s Account shall be determined by the Committee.

6.8.        Resumption of Participation. After a suspension as provided under this Article 6, an Eligible Employee may resume participation in the Plan by filing an application, in accordance with the notice provisions of Section 11.12, with the Company within such period of time as may be designated by the Committee prior to the effective date of the resumption of participation authorizing the Company to take the necessary actions as provided in Section 3.1.

6.9.        Loans.

6.9.1.      Loan Application. Each Participant who is an Employee may apply for a loan from his Account of the following amounts in the order set forth hereinafter:

6.9.1.1. his Pre-Tax Contribution Account and that portion of the Puerto Rico Employee Account, if any, attributable to such Pre-Tax Contributions;

6.9.1.2. his Rollover Contribution Account and that portion of the Puerto Rico Employee Account, if any, attributable to such Rollover Contributions;

6.9.1.3. his After-Tax Contribution Account and that portion of the Puerto Rico Employee Account, if any, attributable to such After-Tax Contributions;

6.9.1.4. his Company Matching Contribution Account and that portion of the Puerto Rico Employee Account, if any, attributable to such Company Matching Contributions;

6.9.1.5. his Prior Company Matching Contribution Account and that portion of the Puerto Rico Employee Account, if any, attributable to such Prior Company Matching Contributions; and

6.9.1.6. his DCRP Account; and

6.9.1.7. his Roth Contribution Account.

All applications shall be made to the Committee on forms which it prescribes, and the Committee shall rule upon such applications in a uniform and nondiscriminatory manner in accordance with the rules and guidelines established in this Section 6.9.

6.9.2.      Loan Approval. The Committee shall have the right to reject a loan application if the Participant has the present intention to take a personal leave of absence during the period of loan repayment or on the basis of a Participant’s credit worthiness and financial need or such other factors as would be considered in a normal commercial setting by an entity in the business of making loans and as the Committee determines necessary to safeguard the Fund.

6.9.3.      Terms of Loan.

6.9.3.1. Each loan shall be evidenced by the Participant’s execution of a personal installment note on such form as shall be supplied by the Committee, or any electronic substitute determined by the Committee to be acceptable. Each such note shall specify that, to the extent repayment is not required sooner by the terms of Section 6.9.3.4, repayment shall be included in installments over a period of at least 12 months and no more than 60 months from the date on which the loan is distributed (a “Short-Term Loan”); however, if the purpose of the loan is to acquire or construct a dwelling unit which is to be used within a reasonable period of time as the principal residence of the Participant, the period of repayment shall be over a period of at least 61 months and no more than 180 months from the date on which the loan is distributed (a “Home Loan”). A Participant may request up to two loans per Plan Year. In no event shall a Participant be permitted to have more than either (1) one Short-Term Loan and one Home Loan or (2) two Short-Term Loans outstanding at any time from this Plan. All loans from the Plan shall be non-renewable. Each note shall also specify the interest rate as determined by the Committee at the time the loan is approved.

6.9.3.2. The interest rate on loans shall be: (1) determined by the Committee, (2) at least commensurate with rates charged for similar loans by entities in the business of making loans, and (3) adjusted from time to time as circumstances warrant. Security for each loan granted pursuant to this Section 6.9 shall be, to the extent necessary, the currently unpledged portion of the Participant’s Account. In its sole discretion, the Committee may require such additional security as it deems necessary.

6.9.3.3. All loans shall be repaid in approximately equal installments (not less frequently than quarterly) through payroll deductions or in such other manner as the Committee may determine. A Participant may repay the outstanding balance of any loan in one lump sum at any time by notifying the Committee of his intent to do so and by forwarding to the Committee payment in full of the then outstanding balance, plus interest accrued to the date of payment. The amount of principal and interest repaid by a Participant shall be credited to a Participant’s Account as each repayment is made.

6.9.3.4. If, and only if:

(A)         the Participant dies;

(B)         the Participant has a Separation from Service;

(C)         the Participant suffers a Total Disability;

(D)         the loan is not repaid by the time the note matures;

(E)          the Participant fails to pay any installment of the loan when due and the Committee elects to treat such failure as default; or

(F)          any other event occurs which the Committee, in its sole discretion, believes may jeopardize the repayment of the loan;

before a loan is repaid in full, the unpaid balance thereof, with interest due thereon, shall become immediately due and payable. The Participant (or his beneficiary in the event of the Participant’s death) may satisfy the loan by paying the outstanding balance of the loan within such time as may be specified in the note. If the loan and interest are not repaid within the time specified, the Committee shall satisfy the indebtedness from the amount of the Participant’s vested interest in his Account as provided in Section 6.9.5, whether or not such Participant has requested a distribution, and before making any payments otherwise due hereunder to the Participant or his beneficiary.

6.9.3.5. Notwithstanding any other provision of this Article 6 to the contrary, loan repayments will be suspended as permitted by the Uniformed Service Employment and Reemployment Rights Act of 1994 pursuant to section 414(u) of the Code.

6.9.4.      Amount of Loan.

6.9.4.1. The minimum amount of any loan shall be $1,000. In no event shall the loan amount exceed the value of the vested portion of the Participant’s Account determined as of the Valuation Date immediately preceding the date on which the loan application is received by the Committee.

6.9.4.2. The amount of any loan, when added to the amount of a Participant’s outstanding loans under the Plan and all other plans qualified under section 401(a) of the Code which are sponsored by the Participating Company or any Affiliated Company, shall not exceed the lesser of:

(A)        $50,000, reduced by the excess (if any) of:

(1)           the Participant’s highest outstanding balance of loans during the one-year period ending on the day before the date on which such loan is made to the Participant, over

(2)           the outstanding balance of loans made to the Participant on the date such loan is made to the Participant; or

(B)         fifty percent (50%) of the value of the portion of the Participant’s nonforfeitable Account available for a loan as listed in Section 6.9.1.

6.9.5.   Enforcement. The Committee shall give notice, in accordance with Section 11.12, to the Participant (or his beneficiary in the event of the Participant’s death) of an event of default described in Section 6.9.3.4. If the loan and interest are not paid within the time period specified in the notice, the amount of the Participant’s vested interest in his Account shall be reduced by the amount of the unpaid balance of the loan, with interest due thereon and the Participant’s indebtedness shall thereupon be discharged to the extent of the reduction. In addition, if the value of the Participant’s total vested interest in his Account pledged as security for the loan is insufficient to discharge fully the Participant’s indebtedness, the Participant’s Pre-Tax Contribution Account shall be used to reduce the Participant’s indebtedness at such time as the Participant or his beneficiary is entitled to a distribution under Article 5 or the Participant is entitled to a withdrawal from his Pre-Tax Contribution Account under Section 5.4, and the Participant’s indebtedness shall thereupon be discharged to the extent of the reduction. Such action shall not operate as a waiver of the rights of the Company, the Committee, the Trustee, or the Plan under applicable law. The Committee also shall be entitled to take any and all other actions necessary and appropriate to foreclose upon any property other than the Participant’s Account pledged as security for the loan or to otherwise enforce collection of the outstanding balance of the loan.

6.10.       Qualified Reservist Distribution. Effective on and after January 1, 2016, a Participant who is an Employee and, by reason of being a member of a reserve component, as defined in section 101 of title 37, United States Code, is ordered or called to active duty for a period in excess of 179 days, may withdraw pursuant to this Article 6 all or any portion of his Pre-Tax Contribution Account and Roth Contribution Account, provided that the withdrawal is made during the period beginning on the date of the order or call to duty (or January 1, 2016, if later) and ending at the close of the active duty period. All distributions under this Section 6.10 shall be determined and made in accordance with section 72(t)(2)(G) and section 401(k)(2)(B)(i)(V) of the Code and the guidance issued thereunder.

Article 7

ADMINISTRATION

7.1.        Administrator. The Company shall be the Administrator of the Plan for purposes of ERISA.

7.2.        Named Fiduciary. The Company shall be the named fiduciary responsible for administration of the Plan. The Company may, however, by or pursuant to a resolution of its Board of Directors, delegate to any person or entity any of its powers or duties under the Plan. To the extent of any such delegation, the delegate shall become the named fiduciary responsible for administration of the Plan (if the delegate is a fiduciary by reason of the delegation), and references to the Company shall apply instead to the delegate. Any action by the Company assigning any of its responsibilities to specific persons who are all directors, officers, or employees of the Company shall not constitute delegation of the Company’s responsibility but rather shall be treated as the manner in which the Company has determined internally to discharge such responsibility.

7.3.        Committee. If the Company designates one or more individuals as the Committee, the powers and duties of the Committee under the Plan shall be exercised by the Committee; otherwise all such powers and duties shall be exercised by the Company. The Committee shall be the named fiduciary which shall control and manage the operation of the Plan and shall administer the Plan. The Committee members may be, but need not be, Employees, and they shall serve at the pleasure of the Company. They shall be entitled to reimbursement of expenses, but those members of the Committee who also are Employees of a Participating Company shall receive no compensation for their service on the Committee. Any reimbursement of expenses of the Committee members shall be paid directly by the Company. The Committee shall be responsible for the general administration of the Plan under the policy guidance of the Company.

7.4.        Duties and Powers of Committee. In addition to the duties and powers described elsewhere hereunder, the Committee shall have the following specific duties and powers:

7.4.1. To retain such consultants, accountants and attorneys as the Committee deems necessary or desirable to render statements, reports, and advice with respect to the Plan and to assist the Committee in complying with all applicable rules and regulations affecting the Plan; any consultants, accountants and attorneys may be the same as those retained by the Company;

7.4.2. To decide appeals under this Article 7;

7.4.3. To enact uniform and nondiscriminatory rules and regulations to carry out the provisions of the Plan;

7.4.4. To resolve questions or disputes relating to eligibility for benefits or the amount of benefits under the Plan;

7.4.5. To interpret the provisions of the Plan;

7.4.6. To determine whether any domestic relations order received by the Plan is a qualified domestic relations order as provided in section 414(p) of the Code;

7.4.7. To evaluate administrative procedures;

7.4.8. To review and determine the funding policy of the Plan, with the advice of such experts as the Committee deems appropriate; and

7.4.9. To delegate such duties and powers as the Committee shall determine from time to time to any person or persons.

7.4.10. The expenses incurred by the Committee in connection with the operation of the Plan, including, but not limited to, the expenses incurred by reason of the engagement of professional assistants and consultants, shall be expenses of the Plan and shall be payable from the Fund at the direction of the Committee. The Company shall have the option, but not the obligation, to pay any such expenses, in whole or in part, and, by so doing, to relieve the Fund from the obligation of bearing such expenses. Payment of any such expenses by the Company on one occasion shall not bind the Company to pay any similar expenses on any subsequent occasion. Any revenue sharing payments, servicing fee reimbursements, agency fee reimbursements or similar fees received by the Plan from an Investment Medium shall be used to reduce Company contributions or to pay appropriate Plan expenses, and to the extent that any revenue sharing payments, servicing fee reimbursements, agency fee reimbursements or similar fees received in a Plan Year exceed Plan expenses and Company contributions in such Plan Year, they shall be allocated based on Participants’ Compensation in such Plan Year.

7.5.        Functioning of Committee. The Committee and those persons or entities to whom the Committee has delegated responsibilities shall keep accurate records and minutes of meetings, interpretations, and decisions. The Committee shall act by majority vote of the members, and such action shall be evidenced by a written document.

7.6.        Claims Procedure.

7.6.1.      Appeal Procedure. If the Committee denies, in whole or in part, a claim for benefits by a Participant or his beneficiary, the Committee shall furnish notice of the denial to the claimant, setting forth:

7.6.1.1. The specific reasons for the denial;

7.6.1.2. Specific reference to the pertinent Plan provisions on which the denial is based;

7.6.1.3. A description of any additional information necessary for the claimant to perfect the claim and an explanation of why such information is necessary; and

7.6.1.4. Appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review.

Such notice shall be forwarded to the claimant within 90 days of the Committee’s receipt of the claim; provided, however, that in special circumstances the Committee may extend the response period for up to an additional 90 days, in which event it shall notify the claimant in writing of the extension, and shall specify the reason or reasons for the extension.

7.6.2.  Decision on Appeal. Within 60 days of receipt of a notice of claim denial, a claimant or his duly authorized representative may petition the Committee in writing for a full and fair review of the denial. The claimant or his duly authorized representative shall have the opportunity to review pertinent documents and to submit issues and comments in writing to the Committee. The Committee shall review the denial and shall communicate its decision and the reasons therefor to the claimant in writing within 60 days of receipt of the petition; provided, however, that in special circumstances the Committee may extend the response period for up to an additional 60 days, in which event it shall notify the claimant in writing prior to the commencement of the extension. The appeals procedure set forth in this Section 7.6.2 shall be the exclusive means for contesting a decision denying benefits under the Plan.

7.7.        Indemnification. Each member of the Committee, and any other person who is an Employee or director of a Participating Company or an Affiliated Company shall be indemnified and held harmless by the Company against and with respect to all damages, losses, obligations, liabilities, liens, deficiencies, costs and expenses, including without limitation, reasonable attorney’s fees and other costs incident to any suit, action, investigation, claim or proceedings to which he may be a party by reason of his performance of administrative functions and duties under the Plan, except in relation to matters as to which he shall be held liable for an act of gross negligence or willful misconduct in the performance of his duties. The foregoing right to indemnification shall be in addition to such other rights as the Committee member or other person may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the Committee member or other person may be entitled pursuant to the by-laws of a Participating Company or an Affiliated Company.

Article 8

THE FUND

8.1.          Designation of Trustee. The Company, by appropriate resolution of its Board of Directors, shall name and designate a Trustee and shall enter into a Trust Agreement. The Company shall have the power, by appropriate resolution of its Board of Directors, to amend the Trust Agreement, remove the Trustee, and designate a successor Trustee, as provided in the Trust Agreement. All of the assets of the Plan shall be held by the Trustee for use in accordance with the terms of the Plan.

8.2.          Exclusive Benefit. Prior to the satisfaction of all liabilities under the Plan in the event of termination of the Plan, no part of the corpus or income of the Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants and their beneficiaries except as expressly provided in this Plan and in the Trust Agreement.

8.3.          No Interest in Fund. No person shall have any interest in or right to any part of the assets or income of the Fund, except to the extent expressly provided in this Plan and in the Trust Agreement.

8.4.          Trustee. The Trustee shall be the named fiduciary with respect to management and control of Plan assets held by it and shall have exclusive and sole responsibility for the custody and investment thereof in accordance with the Trust Agreement. The Company reserves the right, however, to direct the Trustee, or delegate to any person or entity the right to direct the Trustee regarding investment of Plan assets.

8.5.          Trustee’s Right to Make Partial Investment in Cash or Obligations. A Trustee may maintain in cash or short term obligations such part of the assets of each investment portfolio as in the Trustee’s sole discretion the Trustee shall deem necessary.

Article 9

AMENDMENT OR TERMINATION OF THE PLAN

9.1.        Power of Amendment and Termination.

9.1.1. It is the intention of each Participating Company that this Plan will continue indefinitely. However, each Participating Company reserves the right to terminate its participation in this Plan at any time by action of its board of directors or other governing body. Furthermore, the Company reserves the power to amend or terminate the Plan at any time by action of the Board of Directors.

9.1.2. Each amendment to the Plan shall be binding on each Participating Company if such Participating Company:

9.1.2.1. Consents to such amendment at any time; or

9.1.2.2. Fails to object thereto within thirty (30) days after receiving notice thereof.

9.1.3. Any amendment or termination of the Plan shall become effective as of the date designated by the Board of Directors. Except as expressly provided elsewhere in the Plan, prior to the satisfaction of all liabilities with respect to the benefits provided under this Plan, no amendment or termination shall cause any part of the monies contributed hereunder to revert to the Participating Companies or to be diverted to any purpose other than for the exclusive benefit of Participants and their beneficiaries. Upon termination or partial termination of the Plan, or upon complete discontinuance of contributions, the rights of all affected persons to benefits accrued to the date of such termination shall be nonforfeitable. Upon termination of the Plan, each Participant’s Account shall be distributed in accordance with applicable law.

9.2.        Merger. The Plan shall not be merged with or consolidated with, nor shall its assets be transferred to, any other qualified retirement plan unless each Participant would receive a benefit after such merger, consolidation, or transfer (assuming the Plan then terminated) which is of actuarial value equal to or greater than the benefit he would have received from his Account if the Plan had been terminated on the day before such merger, consolidation, or transfer.

9.3.        Trust-to-Trust Transfer. The Committee may accept or make a direct transfer of assets on a trust-to-trust basis from or to any plan qualified under Code Sections 401(a) or 401(k). Assets transferred to the Plan pursuant to this Section 9.3 shall be fully vested. As of January 1, 2016, the Plan accepts a transfer of assets and liabilities for Participant’s who were previously participants in the Novartis Plan and who were who were actively employed by GSK Consumer Healthcare between March 2, 2015 and December 31, 2015, including individuals whose employment was terminated by GSK Consumer Healthcare and were not rehired by Novartis Corporation (or affiliate thereof) during such period.

Article 10

TOP-HEAVY PROVISIONS

10.1.       General. The following provisions shall apply automatically to the Plan and shall supersede any contrary provisions for each Plan Year in which the Plan is a Top-Heavy Plan (as defined below). It is intended that this Article 10 shall be construed in accordance with the provisions of section 416 of the Code.

10.2.       Definitions. The following definitions shall supplement those set forth in Article 1 of the Plan:

10.2.1. “Aggregation Group” means this plan and each other qualified retirement plan (including a frozen plan or a plan which has been terminated during the 60-month period ending on the Determination Date) of a Participating Company or an Affiliated Company:

10.2.1.1. In which a Key Employee is a participant; or

10.2.1.2. Which enables any plan in which a Key Employee participates to meet the requirements of sections 401(a)(4) or 410 of the Code; or

10.2.1.3. Without the inclusion of which, the plans in the Aggregation Group would be Top-Heavy Plans, but, with the inclusion of which, the plans in the Aggregation Group are not Top-Heavy Plans and, taken together, meet the requirements of sections 401(a)(4) and 410 of the Code.

10.2.2. “Determination Date” means, for any Plan Year, the last day of the preceding Plan Year.

10.2.3. “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of a Participating Company having Compensation for a Plan Year greater than $175,000 (as adjusted under section 416(i)(1) of the Code), a 5% owner of a Participating Company, or a 1% owner of a Participating Company having Compensation in excess of $150,000. For this purpose, Compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

10.2.4. “Key Employee Ratio” means, for any Determination Date, the ratio of the amount described in Section 10.2.4.1 to the amount described in Section 10.2.4.2 after deducting from each such amount any portion thereof described in Section 10.2.4.3, where:

10.2.4.1. The amount described in this Section 10.2.4.1 is the sum of:

(A)           The present value of all accrued benefits of Key Employees under all qualified defined benefit plans included in the Aggregation Group;

(B)          The balances in all of the accounts of Key Employees under all qualified defined contribution plans included in the Aggregation Group; and

(C)          The amounts distributed from all plans in such Aggregation Group to or on behalf of any Key Employee during the period of five Plan Years ending on the Determination Date, except any benefit paid on account of death to the extent it exceeds the accrued benefits or account balances immediately prior to death;

10.2.4.2. The amount described in this Section 10.2.4.2 is the sum of:

(A)         The present value of all accrued benefits of all participants under all qualified defined benefit plans included in the Aggregation Group;

(B)          The balances in all of the accounts of all participants under all qualified defined contribution plans included in the Aggregation Group; and

(C)          The amounts distributed from all plans in such Aggregation Group to or on behalf of any participant during the period of five Plan Years ending on the Determination Date; and

10.2.4.3. The amount described in this Section 10.2.4.3 is the sum of:

(A)         All rollover contributions (or fund to fund transfers) to the Plan by an Employee after December 31, 1983 from a plan sponsored by an employer which is not a Participating Company or an Affiliated Company;

(B)          Any amount that is included in sections 10.2.4.1 and 12.2.4.2 for a person who is a Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year; and

(C)          Any amount that is included in Sections 10.2.4.1 and 12.2.4.2 for a person who has not performed any services for any Participating Company during the five-year period ending on the Determination Date.

The present value of accrued benefits under any defined benefit plan shall be determined under the method used for accrual purposes for all plans maintained by all Participating Companies and Affiliated Companies if a single method is used by all such plans, or, otherwise, the slowest accrual method permitted under section 411(b)(1)(C) of the Code.

For purposes of determining the Key Employee Ratio, the present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code only during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than a severance from employment, death or Total Disability, this provision shall be applied by substituting “5-year period” for “1-year period.” The accrued benefits and accounts of any individual who has not performed services for a Participating Company during the 1-year period ending on the Determination Date shall not be taken into account.

10.2.5.     “Non-Key Employee” means, for any Plan Year:

10.2.5.1. An Employee or former Employee who is not a Key Employee with respect to such Plan Year; or

10.2.5.2. A beneficiary of an individual described in Section 10.2.5.1.

10.2.6.     “Super Top-Heavy Plan” means, for any Plan Year, each plan in the Aggregation Group for such Plan Year if, as of the applicable Determination Date, the Key Employee Ratio exceeds 90%.

10.2.7.     “Top-Heavy Plan” means, for any Plan Year, each plan in the Aggregation Group for such Plan Year if, as of the applicable Determination Date, the Key Employee Ratio exceeds 60%.

10.2.8.     “Year of Top-Heavy Service” means, for any Participant, a Plan Year in which he completes 750 or more Hours of Service, excluding:

10.2.8.1. Plan Years commencing prior to January 1, 1984; and

10.2.8.2. Plan Years in which the Plan is not a Top-Heavy Plan.

10.3.       Minimum Contribution for Non-Key Employees. In each Plan Year in which the Plan is a Top-Heavy Plan, each Eligible Employee who is a Non-Key Employee (except an Eligible Employee who is a Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year) and who is an Employee on the last day of such Plan Year will receive a total minimum Participating Company or Affiliated Company contribution (including forfeitures) under all plans described in Sections 10.2.1.1 and 10.2.1.2 of not less than 3% of the Eligible Employee’s Compensation for the Plan Year. Elective deferrals and employer matching contributions to such plans shall not be used to meet the minimum contribution requirements of this Section 10.3.1; provided, however, that employer matching contributions under the Plan shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

10.3.1.  The percentage set forth in Section 10.3.1 shall be reduced to the percentage at which contributions, including forfeitures, are made (or are required to be made) for a Plan Year for the Key Employee for whom such percentage is the highest for that Plan Year. This percentage shall be determined for each Key Employee by dividing the contribution for such Key Employee by his Compensation for the Plan Year. All defined contribution plans required to be included in an Aggregation Group shall be treated as one plan for the purpose of this Section 10.3.2; however, this Section 10.3.2 shall not apply to any plan which is required to be included in the Aggregation Group if such plan enables a defined benefit plan in the group to meet the requirements of section 401(a)(4) or section 410 of the Code.

10.3.2. If a Non-Key Employee described in Section 10.3.1 participates in both a defined benefit plan and a defined contribution plan described in Sections 10.2.1.1 or 10.2.1.2, the Participating Company is not required to provide such Employee with both the minimum benefit under the defined benefit plan and the minimum contribution. In such event, the Non-Key Employee shall receive a total minimum Company contribution (including forfeitures) under all plans in the Aggregation Group of not less than 5% of the Non-Key Employee’s Compensation.

10.4.       Social Security. The Plan, for each Plan Year in which it is a Top-Heavy Plan, must meet the requirements of this Article 10 without regard to any Social Security or similar contributions or benefits.

Article 11

ESOP PROVISIONS

11.1.       General. That portion of the Fund that consists of the Employer Stock Fund is intended to be an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code (hereinafter, an “ESOP”) that is designed to invest primarily in Shares, which are “employer securities” within the meaning of section 409(l) of the Code. This Article 11 shall apply to all Participants.

11.2.       Dividends.

11.2.1. In General. Dividends paid by the Company with respect to Shares in the Employer Stock Fund shall be paid to the Plan and reinvested in Shares in the Employer Stock Fund.

11.2.2. Allocation of Dividends. Reinvested dividends shall be allocated to a Participant’s Accounts based on the number of Shares held in each Account.

11.3.       Ordering of Distributions. With respect to the ordering of distributions from Accounts in the Plan, including return or forfeiture of excess annual additions pursuant to Section 3.7, and repayment of certain distributions pursuant to Article 6, the Committee may prescribe specific rules for the ordering of such distributions from and repayments to such Accounts as they relate to the portion of the Plan that is an ESOP and the portion of the Plan that is not an ESOP.

11.4.       Other. Except as provided in this Article 11, the Plan terms applicable to the Employer Stock Fund apply to the ESOP.

Article 12

GENERAL PROVISIONS

12.1.       No Employment Rights. Neither the action of the Company in establishing the Plan, nor of any Participating Company in adopting the Plan, nor any provisions of the Plan, nor any action taken by the Company, any Participating Company or the Committee shall be construed as giving to any Employee the right to be retained in the employ of the Company or any Participating Company, or any right to payment except to the extent of the benefits provided in the Plan to be paid from the Fund.

12.2.       Governing Law. Except to the extent superseded by ERISA, all questions pertaining to the validity, construction, and operation of the Plan shall be determined in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its conflicts of law doctrine.

12.3.       Tender Offers, Etc. Following any tender or exchange offer for stock of GlaxoSmithKline p.l.c., the decision to tender with respect to all such securities shall be exercised by Participants. The Company shall use its best efforts to provide each Participant with communications and instruction forms for the tender of shares allocated to the Participant’s Account. Shares for which no instructions are received shall not be tendered. Assets received by a Trustee following a tender of shares shall be held and invested for the Account of the Participant for whom such shares were tendered. To the extent attributable to that portion of a Participant’s Account that is derived from the Participant’s Pre-Tax, Roth, After-Tax, Company Matching, Core and Rollover Contributions to the Plan (or a predecessor plan), the proceeds shall be invested by the Trustee in Investment Media as directed by the Participant in accordance with such rules as may be established by the Committee. All other proceeds shall be invested by the Trustee as directed by the Committee.

12.4.       Voting of Shares. Voting rights with respect to all securities in the Employer Stock Fund shall be exercised by Participants. Fractional Shares shall not be voted. Voting rights with respect to all securities in any other investment portfolio shall be exercised in the manner set forth in the Trust Agreement.

12.5.       Interpretation. Pursuant to the authority granted to it under Section 7.4, the Committee shall interpret the provisions of the Plan and decide any dispute that may arise regarding the rights of Participants thereunder. Any such determinations shall be uniformly applied to all persons similarly situated and shall be binding and conclusive upon all interested parties.

12.6.       Severability. If any provision of this Plan is determined to be void by any court of competent jurisdiction, the Plan shall continue to operate and, for the purposes of the jurisdiction of that court only, shall be deemed not to include the provisions determined to be void. Except where otherwise clearly indicated by context, the masculine shall include the feminine and the singular shall include the plural, and vice-versa.

12.7.       No Interest in Fund. No person shall have any interest in, or right to, any part of the principal or income of the Fund, except as and to the extent expressly provided in this Plan and in the Trust Agreement.

12.8.       Spendthrift Clause. No benefit payable at any time under this Plan and no interest or expectancy herein shall be anticipated, assigned, or alienated by any Participant or beneficiary, or subject to attachment, garnishment, levy, execution, or other legal or equitable process, except for (1) a federal tax levy made pursuant to section 6331 of the Code and (2) any benefit payable to an Alternate Payee under Section 11.11 pursuant to a qualified domestic relations order. Any attempt to alienate or assign a benefit hereunder, whether currently or hereafter payable, shall be void.

12.9.       Incapacity. If the Company deems any Participant who is entitled to receive payments hereunder incapable of receiving or disbursing the same by reason of age, illness, infirmity, or incapacity of any kind, the Company may direct the Trustee to apply such payments directly for the comfort, support, and maintenance of such Participant, or to pay the same to any responsible person caring for the Participant who is determined by the Company to be qualified to receive and disburse such payments for the Participant’s Benefit; and the receipt of such person shall be a complete acquittance for the payment of the benefit. Payments pursuant to this Section 11.9 shall be complete discharge to the extent thereof of any and all liability of the Company, the Participating Company, the Committee, the Trustee, and the Fund.

12.10.    Withholding. The Company and the Trustee shall have the right to withhold any and all state, local, and federal taxes which may be withheld in accordance with applicable law.

12.11.    Distribution Pursuant to a Qualified Domestic Relations Order. Notwithstanding any other provisions of this Plan to the contrary, all or part of a Participant’s vested Account may be distributed to an Alternate Payee at any time as may be specified in a qualified domestic relations order as defined in section 414(p) of the Code. A domestic relations order shall not fail to be a qualified domestic relations order merely because it provides for the distribution of part or all of a Participant’s Account before such Participant reaches his or her “earliest retirement age,” within the meaning of section 414(p)(4) of the Code.

12.12.    Notice. Notices required to be given by Participants pursuant to the terms of the Plan must be in writing; provided, however, that the Company may approve, in lieu of written notice, alternative methods of notice, including utilization of interactive telephone response systems.

12.13.    Contingent Effectiveness of Plan Amendment and Restatement. The effectiveness of the Plan as amended and restated, including but not limited to the contributions made by the Participating Companies, shall be subject to and contingent upon a determination by the District Director of Internal Revenue that the Plan continues to be qualified under the applicable provisions of the Code. If the District Director determines that the amendment and restatement adversely affects the qualified status of the Plan or the tax-exempt status of the Fund, then, upon notice to the Trustee, the Board of Directors shall have the right to further amend the Plan or to rescind the amendment and restatement.

APPENDIX A

PARTICIPATING COMPANIES

GlaxoSmithKline LLC

Corixa Corporation

A-1

APPENDIX B

ACQUISITION TABLE

A.      Pursuant to Section 2.3, an Employee shall be credited with a Period of Service for purposes of Section 2.2.2 with an Employment Commencement Date determined based on his employment commencement date with one of the acquired companies listed below, provided he is an Eligible Employee of a Participating Company on the relevant Eligibility Service Effective Date:

Acquired / Affiliated Company	Eligibility Service Effective Date
Corixa Corporation	January 1, 2006
ID Biomedical Corporation of Maryland	June 26, 2006
ID Biomedical Corporation of Northborough	June 26, 2006
CNS, Inc.	January 22, 2007
Praecis Pharmaceuticals Incorporated	April 30, 2007
Reliant Pharmaceuticals, Inc.	February 18, 2008, March 24, 2008 or April 1, 2008
Sirtris Pharmaceuticals, Inc.	July 3, 2008
Genelabs Technology, Inc.	February 9, 2009
Stiefel Laboratories Inc.	January 1, 2010
Novartis Consumer Health, Inc.[1]	January 1, 2016

B.      Employees of Novartis whose employment transitioned from Novartis to GlaxoSmithKline on March 2, 2015 in connection with GlaxoSmithKline’s acquisition of Novartis’ Vaccines business shall be credited with a Period of Service for purposes of Section 2.2.2.1 with an Employment Commencement Date determined based on his employment commencement date with Novartis.

1      Employees of Novartis Consumer Health, Inc. whose employment transitioned from Novartis to GlaxoSmithKline as part of the formation of the consumer healthcare business joint venture with Novartis shall be credited with a Period of Service for purposes of Section 2.2.2.1 with an Employment Commencement Date determined based on his employment commencement date with Novartis.

B-1

APPENDIX C

SPECIAL 2016 EMPLOYER CONTRIBUTION; NOVARTIS LOANS

Defined terms not defined herein have the meanings assigned to them in the Plan. Unless specified otherwise, all section references are references to the Plan.

C.1.        Purpose. In general, this Appendix C provides for the terms and conditions of a one-time Company contribution to certain eligible Participants described below and the transfer of loans in connection with the Novartis Plan transfer of assets to the Plan.

C.2.        DCRP Contribution.

C.2.1 Eligibility. This Section C.2 shall apply only to each Participant:

(A)      who is or was an employee of Novartis Consumer Health, Inc. whose employment transitioned from Novartis to GlaxoSmithKline as part of the formation of the consumer healthcare business joint venture with Novartis on or after March 2, 2015; and

(B)      were eligible to receive a “Retirement Contribution” (as defined in the Novartis Plan) for the plan year ending December 31, 2015.

C.2.2      Contribution. A Participant who meets the eligibility requirements of Section C.2.1 shall have his DCRP Account credited with the Retirement Contribution such Participant would have otherwise received under the Novartis Plan for its plan year ending December 31, 2015, pursuant to the terms of such plan. The contribution provided by this Appendix C shall be credited to the Participant’s DCRP Account no later than December 31, 2016 and shall be fully vested.

C.3.        Transferred Loans. Outstanding loan balances under the Novartis Plan of Participants who are or were employees of Novartis Consumer Health, Inc. and whose employment transitioned from Novartis to GlaxoSmithKline as part of the formation of the consumer healthcare business joint venture with Novartis on or after March 2, 2015 shall be transferred directly to the Fund in connection with the Novartis Plan trust-to-trust transfer of assets described in Section 9.3 of the Plan. Notwithstanding any provision of Article 6 of the Plan to the contrary, but subject to such rules determined by the Committee, in its sole discretion, such transferred loans shall be subject to, and administered in accordance with, the terms and conditions of the loan policy, loan agreement, promissory note, security agreement and payroll withholding authorization, as applicable to such transferred loan.

C-1